Exhibit 2.1


                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of February 3, 2005 (the "Signing Date"), by and among FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), SURGICOUNT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Franklin (the "Merger Subsidiary"), SURGICOUNT MEDICAL, INC., a California corporation ("SurgiCount"), Brian Stewart ("Stewart") and Dr. William Stewart ("Dr. Stewart" and, together with Stewart, the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto and incorporated herein by reference.

                                    RECITALS

        WHEREAS, the Shareholders collectively hold one hundred percent (100%) of the outstanding capital stock of SurgiCount as of the Signing Date and will hold one hundred percent (100%) of the outstanding capital stock of SurgiCount as of immediately prior to the Effective Time (as defined below);

        WHEREAS, Franklin shall acquire SurgiCount by means of a reverse-triangular merger (the "Merger") in accordance with the California General Corporation Law (the "CGCL"), the Delaware General Corporation Law (the "DGCL") and the terms of this Agreement whereby the Merger Subsidiary will merge with and into SurgiCount, with SurgiCount continuing as the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Franklin;

        WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, this Agreement has been approved by: (i) the respective boards of directors of Franklin, the Merger Subsidiary and SurgiCount; (ii) Franklin, as the sole stockholder of the Merger Subsidiary; and (iii) the Shareholders as holders of one hundred percent (100%) of the outstanding capital stock of SurgiCount; and

        WHEREAS,   simultaneously  with  the  execution  and  delivery  of  this
Agreement: (i) Stewart is entering into a consulting agreement with the Surviving Corporation in the form attached hereto as Exhibit B and incorporated herein by reference (the "Stewart Consulting Agreement"); (ii) Dr. Stewart is entering into a consulting agreement with the Surviving Corporation in the form attached hereto as Exhibit C and incorporated herein by reference (the "Dr.
Stewart Consulting Agreement"); (iii) each of Stewart and Dr. Stewart is entering into a noncompetition agreement with the Surviving Corporation in the form attached hereto as Exhibit D and incorporated herein by reference (the "Noncompetition Agreement"); (iii) Franklin, the Shareholders and LaSalle Bank National Association as escrow agent (the "Escrow Agent") are entering into an escrow agreement in the form attached hereto as Exhibit E and incorporated herein by reference (the "Escrow Agreement"); and (iv) Franklin and the Shareholders are entering into a registration rights agreement in the form attached hereto as Exhibit F and incorporated herein by reference (the "Registration Rights Agreement").


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


        NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1.      DESCRIPTION OF MERGER.

        1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Merger Subsidiary shall be merged with and into SurgiCount, and the separate existence of the Merger Subsidiary shall cease. Following the Effective Time, SurgiCount will continue as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL and DGCL.

        1.2 Closing; Effective Time. The consummation of the Merger (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 3579 Valley Centre Drive, San Diego, California 92130 at 10:00 a.m. Pacific Time on a date to be designated by Franklin (the "Closing Date") that shall not be more than two (2) Business Days after the date on which the last of the conditions set forth in Section 6 and Section 7 (other than conditions which by their terms must be satisfied as of the Closing Date) has been satisfied. Contemporaneously with the Closing, a properly executed agreement of merger conforming to the requirements of the CGCL (the "Agreement of Merger") shall be filed with the office of the Secretary of State of the State of California, and a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Agreement of Merger with the office of the Secretary of State of the State of California or upon such other date and time as Franklin and the Shareholders may mutually agree and set forth in the Agreement of Merger (the "Effective Time").

        1.3 Corporate Structure of the Surviving Corporation. Unless otherwise determined by Franklin prior to the Effective Time and communicated in writing to SurgiCount and each Shareholder: (i) the articles of incorporation of SurgiCount immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation upon and after the Effective Time;
(ii) the bylaws of SurgiCount immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation upon and after the Effective Time; and
(iii) the directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall be appointed as and shall be the directors and officers of the Surviving Corporation upon and immediately after the Effective Time.

        1.4 Per Share Merger Consideration. Subject to Section 1.5 and Section 10.2, at the Effective Time and without any further action on the part of Franklin, the Merger Subsidiary, SurgiCount or the Shareholders, each share of SurgiCount Common Stock outstanding as of immediately prior to the Effective Time shall be converted into the right to receive:

              (a) As soon as practicable following the Effective Time, an amount of cash (the "Per Share Cash Consideration"), by wire transfer to an account or accounts designated in writing by such Shareholders to Franklin at least two (2) Business Days prior to the date of the


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


Effective  Time,  equal to (i) $340,000,  less (a) pursuant to the provisions of
Section 10.3, the aggregate amount of all fees, costs and expenses incurred by or on behalf of SurgiCount or the Shareholders in connection with the transactions contemplated by the Transaction Documents that are not paid by SurgiCount or the Shareholders as of the Effective Time and (b) the aggregate amount of the Cash Consideration Advance (as defined in the Amended Letter Agreement (as defined below)) paid to SurgiCount pursuant to that certain Amendment to Letter Agreement, dated as of January 13, 2005, by and between Franklin and SurgiCount (the "Amended Letter Agreement"), divided by (ii) the aggregate number of shares of SurgiCount Common Stock outstanding as of immediately prior to the Effective Time.

              (b) As soon as practicable following the Effective Time, that number of shares of Franklin Common Stock (the "Per Share Closing Stock Consideration") equal to (i) (a) $3,000,000, divided by (b) the average As-Adjusted VWAP for the sixty (60) Trading Days prior to (but not including) the Signing Date (the "60-Day VWAP"), divided by (ii) the aggregate number of shares of SurgiCount Common Stock outstanding as of immediately prior to the Effective Time; provided, however, that in the event that (x) the 60-Day VWAP is equal to or greater than $15.00 (As-Adjusted), the 60-Day VWAP shall be equal to $15.00 (As-Adjusted) or (y) the 60-Day VWAP is equal to or less than $10.00 (As-Adjusted), the 60-Day VWAP shall be equal to $10.00 (As-Adjusted).

              (c) From time to time following the Effective Time, subject to the terms and conditions set forth in Section 5.5, that number of Earn-Out Shares (as defined below) (the "Per Share Earn-Out Stock Consideration" and, together with the Per Share Cash Consideration and the Per Share Closing Stock Consideration, the "Per Share Merger Consideration") equal to (i) the aggregate number of Earn-Out Shares, if any, to be issued pursuant to Section 5.5, divided by (ii) the aggregate number of shares of SurgiCount Common Stock outstanding as of immediately prior to the Effective Time.

        1.5 Escrow. At the Effective Time, Franklin shall withhold from the aggregate Per Share Closing Stock Consideration otherwise payable to the Shareholders pursuant to Section 1.4(b) an aggregate number of shares of Franklin Common Stock (rounded up to the nearest whole share) equal to five percent (5%) of the aggregate number of shares of Franklin Common Stock to be issued as Per Share Closing Stock Consideration pursuant Section 1.4(b) (the "Escrow Stock") and shall deliver the Escrow Stock to the Escrow Agent to be held as collateral to secure the rights of the Indemnitees under Section 9 hereof. The Escrow Stock shall be held pursuant to the terms of the Escrow Agreement for a period of six (6) months following the Closing Date (the "Escrow Period"); provided, however, that in the event any Indemnitee has made a claim under Section 9 prior to the end of the Escrow Period, then such Escrow Period shall continue, and the Escrow Agent shall continue to hold such Escrow Stock pursuant to the terms of the Escrow Agreement, until such claim is fully and finally resolved.

        1.6 Conversion of Shares at Effective Time. At the Effective Time, by virtue of the Merger and without any further action on the part of Franklin, the Merger Subsidiary, SurgiCount or either Shareholder: (i) all shares of SurgiCount Common Stock then held by SurgiCount (or held in SurgiCount's treasury) shall be canceled and retired and shall cease to exist, and no portion of the Per Share Merger Consideration or other consideration shall be delivered in exchange therefor; (ii) all shares of SurgiCount Common Stock then held by


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


Franklin or the Merger Subsidiary shall be canceled and retired and shall cease to exist, and no portion of the Per Share Merger Consideration or other consideration shall be delivered in exchange therefor; (iii) each share of common stock of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation; and (iv) subject to Sections 1.5 and 1.8, each share of SurgiCount Common Stock shall be converted into the right to receive the Per Share Merger Consideration.

        1.7 Closing of SurgiCount's Transfer Books. At the Effective Time, each of the Shareholders shall cease to have any rights as a shareholder of SurgiCount, and the stock transfer books of SurgiCount shall be closed with respect to all shares of SurgiCount capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of SurgiCount shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of SurgiCount capital stock (each, a "SurgiCount Stock Certificate") is presented to Franklin, such SurgiCount Stock Certificate shall be cancelled and exchanged as provided in Section 1.8.

1.8     Exchange of Certificates; Delivery of Per Share Merger Consideration.

              (a) As soon as practicable after the Effective Time, Franklin will send to each of the Shareholders a letter of transmittal in customary form and containing such provisions as Franklin may reasonably specify and instructions for use in effecting the surrender of all SurgiCount Stock Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a SurgiCount Stock Certificate to Franklin for cancellation and exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Franklin, Franklin shall: (i) deliver to each Shareholder a certificate representing such Shareholder's Pro Rata Percentage of the aggregate Per Share Closing Stock Consideration (as determined in accordance with Section 1.4(b)), less such Shareholder's Pro Rata Percentage of the Escrow Stock; (ii) deliver to the Escrow Agent a certificate representing such Shareholder's Pro Rata Percentage of the Escrow Stock to be held in accordance with the terms of the Escrow Agreement; and (iii) deliver to each Shareholder cash in the amount of such Shareholder's Pro Rata Percentage of the aggregate Per Share Cash Consideration (as determined in accordance with Section 1.4(a)). In lieu of any fractional shares of Franklin Common Stock which either Shareholder would otherwise be entitled to receive, such Shareholder shall be paid cash in an amount equal to the product of (i) the number of fractional shares of Franklin Common Stock which such Shareholder would otherwise be entitled to receive, multiplied by (ii) the Closing Price on the Closing Date (or, if such Closing Date is not a Trading Day, then the Closing Price on the first Trading Day immediately preceding the Closing Date). All SurgiCount Stock Certificates surrendered to Franklin shall be canceled after such delivery. Until surrendered as contemplated by this Section 1.8, each SurgiCount Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Per Share Merger Consideration in accordance with this Agreement.

              (b) Franklin and the Surviving Corporation shall be entitled to deduct and withhold from the aggregate Per Share Merger Consideration payable or otherwise deliverable to either Shareholder pursuant to this Agreement such amounts as Franklin or the Surviving Corporation are required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such


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


amounts shall be treated for all purposes under this Agreement as having been paid to the Shareholder to whom such amounts would otherwise have been paid.

        1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any Tax filing or Legal Proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of Franklin, SurgiCount or either of the Shareholders, has taken or failed to take, and between and including the Signing Date and the Closing Date, if it occurs, and after the Closing Date, if it occurs, none of Franklin, SurgiCount or either of the Shareholders shall take or fail to take, any action which reasonably could be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

        1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Franklin to be necessary or desirable to carry out the transactions contemplated by the Transaction Documents or to vest Franklin or the Surviving Corporation with full right, title and possession of and to all rights and property of SurgiCount, the officers and directors of Franklin and the Surviving Corporation shall be fully authorized (in the name of SurgiCount, each Shareholder or otherwise) to take such action.

2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Except as set forth on the SurgiCount Disclosure Schedule, each of the Shareholders, jointly and severally, represents and warrants, as of the Signing Date and as of the Closing Date, to and for the benefit of the Indemnitees, as follows:

        2.1 Due Organization; No Subsidiaries; Etc. SurgiCount is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted;
(ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all SurgiCount Contracts. SurgiCount has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "SurgiCount Medical, Inc." SurgiCount is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction. SurgiCount has no Subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. SurgiCount has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither SurgiCount nor any of the Shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of SurgiCount's business or affairs.

        2.2 Articles of Incorporation and Bylaws; Records. SurgiCount has delivered to Franklin accurate and complete copies of: (i) the articles of incorporation and bylaws, including all amendments thereto, of SurgiCount; (ii) the stock records of SurgiCount; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written


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


consent or otherwise without a meeting) of the shareholders of SurgiCount, the board of directors of SurgiCount and all committees of the board of directors of SurgiCount (the items described in the foregoing clauses "(i)", "(ii)" and "(iii)" of this Section 2.2 being collectively referred to herein as the "SurgiCount Documents"). There have been no formal meetings or other proceedings of the shareholders of SurgiCount, the board of directors of SurgiCount or any committee of the board of directors of SurgiCount that are not fully reflected in SurgiCount Documents. There has not been any violation of any of the SurgiCount Documents, and at no time has SurgiCount taken any action that is inconsistent in any material respect with the SurgiCount Documents. The books of account, stock records, minute books and other records of SurgiCount are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

        2.3 Capitalization, Etc.

              (a) The authorized capital stock of SurgiCount consists solely of 10,000,000 shares of SurgiCount Common Stock, of which 10,000,000 shares have been issued and are outstanding. All of the outstanding shares of SurgiCount
Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) have been issued in compliance with (x) all applicable federal and state securities laws and other applicable Legal Requirements; and (y) all requirements set forth in the SurgiCount Documents and SurgiCount Contracts; and (iii) are held by the Shareholders. No shares of SurgiCount Common Stock are subject to a repurchase option in favor of
SurgiCount, and SurgiCount has never repurchased, redeemed or otherwise reacquired any shares of SurgiCount capital stock or other securities of SurgiCount.

              (b) There are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of SurgiCount capital stock or other securities of SurgiCount; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of SurgiCount capital stock or other securities of SurgiCount; (iii) Contracts (other than this Agreement) under which SurgiCount or either Shareholder is or may become obligated to sell, transfer, exchange or issue any shares of SurgiCount capital stock or any other securities of SurgiCount; or (iv) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of SurgiCount capital stock or other securities of SurgiCount (all of the rights referenced in the foregoing clauses "(i)"through "(iv)" of this Section 2.3(b) being collectively referred to herein as "SurgiCount Rights"). SurgiCount has never issued any debt securities.

        2.4 SurgiCount Financial Statements; Absence of Changes. As of the Signing Date, SurgiCount does not have any audited or unaudited financial statements. However, as provided in Section 6.5(j) and as a condition to the obligations of Franklin and the Merger Subsidiary to effect the Merger, SurgiCount will deliver to Franklin the SurgiCount Financial Statements and the SurgiCount Financial Statements Certificate (each as defined below).

        2.5 Title to Assets. SurgiCount owns, and has good, valid and marketable title to, all (and no other Person has any interest in any) assets purported to be owned by SurgiCount, including: (i) all assets reflected on the Latest Balance Sheet (as defined below); (ii) all assets


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


referred to in Part 2.5 of the SurgiCount Disclosure Schedule and all of SurgiCount's rights under the SurgiCount Contracts; and (iii) all other assets reflected in SurgiCount's books and records as being owned by SurgiCount. All of such assets are owned by SurgiCount free and clear of any Encumbrances, except for any lien for current taxes not yet due and payable and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of SurgiCount. Part 2.5 of the SurgiCount Disclosure Schedule identifies all assets of SurgiCount that are being leased or licensed to or by SurgiCount. All such leases and licenses are valid and enforceable against the parties thereto, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.6 Bank Accounts; Receivables. Part 2.6 of the SurgiCount Disclosure Schedule provides: (i) accurate and complete information with respect to each account maintained by or for the benefit of SurgiCount at any bank or other financial institution, including the name of the bank or financial institution, the account number and the balance as of the Signing Date; and (ii) an accurate and complete breakdown and aging of all accounts receivable and other receivables of SurgiCount as of the Signing Date.

        2.7 Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to SurgiCount are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of SurgiCount's business in the manner in which such business is currently being conducted. SurgiCount does not own any real property or any interest in real property, except for the leasehold interest created under the real property leases identified in Part 2.7 of the SurgiCount Disclosure Schedule.

        2.8 Intellectual Property.

              (a) Part 2.8(a) of the SurgiCount Disclosure Schedule accurately and completely identifies and describes each proprietary product or service that has been developed by or is currently under development by SurgiCount. SurgiCount has never manufactured, marketed or sold any such proprietary product or service.

              (b) Part 2.8(b) of the SurgiCount Disclosure Schedule accurately identifies: (i) each item of Registered IP in which SurgiCount has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (iv) each product or service identified in Part 2.8(a) of the SurgiCount Disclosure Schedule that embodies, utilizes, or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize, or be based upon or derived from) such item of Registered IP.
SurgiCount has provided to Franklin complete and accurate copies of all applications, correspondence, and other material documents related to each such item of Registered IP.


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


              (c) Part 2.8(c) of the SurgiCount Disclosure Schedule accurately identifies: (i) all Intellectual Property Rights or Intellectual Property licensed to SurgiCount (other than any non-customized software that is so licensed solely in executable or object code form pursuant to a non-exclusive, internal-use software license or is generally publicly available on standard terms for less than $500.00); (ii) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is or are licensed to SurgiCount; and (iii) whether the license or licenses granted to SurgiCount are exclusive or non-exclusive.

              (d) Part 2.8(d) of the SurgiCount Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any SurgiCount IP. SurgiCount is not bound by, and no SurgiCount IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of SurgiCount to use, exploit, assert, or enforce any SurgiCount IP anywhere in the world.

              (e) SurgiCount exclusively owns all right, title, and interest to and in the SurgiCount IP (other than Intellectual Property Rights exclusively licensed to SurgiCount, as identified in Part 2.8(c) of the SurgiCount
Disclosure Schedule) free and clear of any Encumbrances (other than non-exclusive licenses granted pursuant to the Contracts listed in Part 2.8(d) of the SurgiCount Disclosure Schedule). Without limiting the generality of the foregoing:

                  (i) All documents and instruments necessary to perfect the rights of SurgiCount in the SurgiCount IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body.

                  (ii) Each Person who is or was an employee or contractor of SurgiCount and who is or was involved in the creation or development of any SurgiCount IP has signed a valid, enforceable written agreement containing an assignment of Intellectual Property Rights to SurgiCount and confidentiality provisions in favor of SurgiCount regarding the SurgiCount IP. No current or former Representative or Affiliate of SurgiCount has any claim, right (whether or not currently exercisable) or interest to or in any SurgiCount IP.

                  (iii) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any SurgiCount IP.

                  (iv) SurgiCount has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that SurgiCount holds, or purports to hold, as a trade secret.

                  (v) SurgiCount has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any SurgiCount IP to any other Person.

                  (vi) SurgiCount is not, and has never been, a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate SurgiCount to grant or offer to any other Person any license or right to any SurgiCount IP.

              (f) All SurgiCount IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

                  (i) Each U.S. patent application and U.S. patent in which SurgiCount has or purports to have an ownership interest was filed within one
(1) year after a printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent. Each foreign patent application and foreign patent in which SurgiCount has or purports to have an ownership interest was filed or claims priority to a patent application filed prior to each invention described in the foreign patent application or foreign patent being made available to the public.

                  (ii) Each item of SurgiCount IP that is Registered IP is and at all times has been maintained in compliance with all Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of SurgiCount IP in full force and effect have been made by the applicable deadline. No application for any type of Registered IP filed by or on behalf of SurgiCount has been abandoned, allowed to lapse or rejected. Part 2.8(f)(ii) of the SurgiCount Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is ninety (90) days after the Closing Date in order to maintain such item of SurgiCount IP in full force and effect.

                  (iii) No interference, opposition, reissue, reexamination or other Legal Proceeding is pending or, to the Best Knowledge of the Shareholders, threatened, in which the scope, validity or enforceability of any SurgiCount IP is being, has been, or could reasonably be expected to be contested or challenged. To the Best Knowledge of the Shareholders, there is no basis for a claim that any SurgiCount IP is invalid or unenforceable.

              (g) To the Best Knowledge of the Shareholders: (i) no Person has infringed, misappropriated or otherwise violated; and (ii) no Person is currently infringing, misappropriating or otherwise violating, any SurgiCount IP. Part 2.8(g) of the SurgiCount Disclosure Schedule accurately identifies (and SurgiCount has provided to Franklin a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered in the last five (5) years by or to SurgiCount or any Representative or Affiliate of SurgiCount regarding any actual, alleged, or suspected infringement or misappropriation of any SurgiCount IP, and Part 2.8(g) of the SurgiCount Disclosure Schedule provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

              (h)  Neither  the  execution,   delivery  or  performance  of  the
Transaction Documents nor the consummation of any of the transactions contemplated by the Transaction Documents will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any SurgiCount IP; (ii) a breach of any license agreement listed or required to be listed in Part 2.8(c) of the SurgiCount Disclosure Schedule; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to, or in any of SurgiCount IP.

              (i) No claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to SurgiCount is pending or, to the Best Knowledge of the

Shareholders, has been threatened, except for any such claim or Legal Proceeding that, if determined adversely to SurgiCount, would not adversely affect the use or exploitation of such Intellectual Property or Intellectual Property Right by SurgiCount.

              (j) SurgiCount has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

                  (i) No infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Best Knowledge of the Shareholders, threatened against SurgiCount or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by SurgiCount with respect to such claim or Legal Proceeding. SurgiCount has never received any notice or other communication, whether written or oral, relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Rights of another Person.

                  (ii) SurgiCount is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation or any similar claim.
SurgiCount has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for the infringement, misappropriation or violation of any Intellectual Property Right.

        2.9 Contracts. Part 2.9 of the SurgiCount Disclosure Schedule identifies each SurgiCount Contract and provides an accurate description of the terms of each SurgiCount Contract that is not in written form. SurgiCount has delivered to Franklin accurate and complete copies of all written SurgiCount Contracts. Each SurgiCount Contract is valid, binding and enforceable by SurgiCount in accordance with its terms and, after the Effective Time, will continue to be valid, binding and enforceable on identical terms, in each case subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. SurgiCount has not violated or breached, or committed any default under, any SurgiCount Contract, and, to the Best Knowledge of the Shareholders, no other Person has violated or breached, or committed any default under, any SurgiCount Contract. SurgiCount has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any SurgiCount Contract. Part 2.9 of the SurgiCount Disclosure Schedule provides an accurate and complete list of all Consents required under any SurgiCount Contract to consummate the transactions contemplated by the Transaction Documents.

        2.10 Liabilities; Fees, Costs and Expenses. SurgiCount has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in the SurgiCount Financial Statements and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Latest Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by SurgiCount and disclosed on Part 2.10 of the SurgiCount Disclosure Schedule; and (iii) liabilities under the SurgiCount Contracts listed in Part 2.9(a) of the SurgiCount Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such SurgiCount Contracts. The total amount of all fees, costs and expenses, including any attorneys', accountants', or financial advisors' fees, incurred by or on behalf of SurgiCount or the Shareholders in connection with: (i) the due diligence conducted by SurgiCount with respect to the Merger; (ii) the negotiation, preparation and review of the Transaction Documents; and (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by the Transaction Documents and the obtaining of any Consent required to be obtained in connection with any transactions contemplated by the Transaction Documents, do not in the aggregate exceed $120,000. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of SurgiCount or either Shareholder.

        2.11 Compliance with Legal Requirements. SurgiCount is, and has at all times been, in compliance with all applicable Legal Requirements. SurgiCount has never received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.12 Governmental Authorizations. Part 2.12 of the SurgiCount Disclosure
Schedule identifies each Governmental Authorization held by SurgiCount, and SurgiCount has delivered to Franklin accurate and complete copies of all Governmental Authorizations identified in Part 2.12 of the SurgiCount Disclosure Schedule. The Governmental Authorizations identified in Part 2.12 of the SurgiCount Disclosure Schedule are valid and in full force and effect and collectively constitute all Governmental Authorizations necessary to enable SurgiCount to conduct its business in the manner in which its business is currently being conducted. SurgiCount is in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.12 of the SurgiCount Disclosure Schedule and has never received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.13 Tax Matters. All Tax Returns required to be filed by or on behalf of SurgiCount with any Governmental Body before the Closing Date (the "SurgiCount Returns"): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to Franklin. All amounts shown on any SurgiCount Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. No SurgiCount Return has ever been examined or audited by any Governmental Body. No claim or Legal Proceeding is pending or has been threatened against or with respect to SurgiCount in respect of any Tax. There are no unsatisfied liabilities for Taxes, including liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by SurgiCount (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by SurgiCount and with respect to which adequate reserves for payment have been established).

There are no liens for Taxes upon any of the assets of SurgiCount except liens for current Taxes not yet due and payable.

        2.14 Employee and Labor Matters; Benefit Plans. Part 2.14 of the SurgiCount Disclosure Schedule contains a list of all of the employees of SurgiCount as of the Signing Date and correctly reflects, in all material respects, the nature and amount of all compensation payable to them, their dates of employment and their positions. All of the employees listed on Part 2.14 of the SurgiCount Disclosure Schedule are "at will" employees. Except as expressly contemplated by the Transaction Documents, neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will result in any liability to SurgiCount, Franklin or the Merger Subsidiary or in any payment to any current or former employee or director of, or consultant to, SurgiCount. SurgiCount is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters. SurgiCount does not maintain, and has never maintained, any employee benefit plans, including any equity incentive plan, bonus plan, deferred compensation arrangement, health care plan or pension plan.

        2.15 Insurance. Part 2.15 of the SurgiCount Disclosure Schedule identifies all insurance policies maintained by, at the expense of, or for the benefit of SurgiCount and identifies any material claims made thereunder. SurgiCount has delivered to Franklin accurate and complete copies of the insurance policies identified on Part 2.15 of the SurgiCount Disclosure
Schedule. Each of the insurance policies identified in Part 2.15 of the SurgiCount Disclosure Schedule is in full force and effect.

        2.16 Legal Proceedings; Orders. There is no pending Legal Proceeding, and to the Best Knowledge of the Shareholders, no Person has threatened to commence any Legal Proceeding that: (i) involves SurgiCount or any of the assets owned, used or controlled by SurgiCount or any Person whose liability SurgiCount has or may have retained or assumed, either contractually or by operation of law; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by the Transaction Documents. To the Best Knowledge of the Shareholders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no Order to which SurgiCount, or any of the assets owned or used by SurgiCount, is subject. To the Best Knowledge of the Shareholders, no officer or other employee of SurgiCount is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to SurgiCount's business.

        2.17 Authority; Binding Nature of Agreement. SurgiCount and each of the Shareholders has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transaction Documents to which it is a party, and the execution, delivery and performance by SurgiCount of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of SurgiCount. Each of the Transaction Documents to which SurgiCount or either Shareholder is a party constitutes the legal, valid and binding obligation of SurgiCount or such Shareholder, enforceable against SurgiCount or such Shareholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.18 Non-Contravention. Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of any of the provisions of the SurgiCount Documents; (ii) to the Best Knowledge of the Shareholders, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which SurgiCount, or any of the assets owned, used or controlled by SurgiCount, is subject; (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any SurgiCount Contract; or (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by SurgiCount (except for minor liens that will not, individually or in the aggregate, materially detract from the value of the assets subject thereto).

        2.19 Full Disclosure. None of the Transaction Documents to which SurgiCount or either Shareholder is a party: (i) contains any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

        2.20 SurgiCount Corporate Action. The board of directors of SurgiCount has: (i) unanimously determined that the Transaction Documents to which SurgiCount is a party and the transactions contemplated thereby are advisable and in the best interests of SurgiCount and its shareholders; and (ii) unanimously recommended the Transaction Documents to which SurgiCount is a party and the transactions contemplated thereby for approval by the shareholders of SurgiCount. The Shareholders, as holders of one hundred percent (100%) of the
outstanding  capital  stock  of  SurgiCount,   have  unanimously   approved  the
Transaction Documents to which SurgiCount is a party and the transactions contemplated thereby.

        2.21 Reorganization. SurgiCount and the Shareholders have no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368 of the Code.

3. REPRESENTATIONS AND WARRANTIES OF FRANKLIN AND THE MERGER SUBSIDIARY. Each of Franklin and the Merger Subsidiary, jointly and severally, represents and warrants to and for the benefit of SurgiCount and the Shareholders as follows:

        3.1  Corporate  Existence  and Power.  Each of  Franklin  and the Merger
Subsidiary: (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all corporate power required to conduct its business as presently conducted; and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Franklin's or the Merger Subsidiary's business, financial condition or results of operations.

        3.2 Authority; Binding Nature of Agreement. Each of Franklin and the Merger Subsidiary has the absolute and unrestricted right, power and authority to perform its obligations under each of the Transaction Documents to which it is a party, and the execution, delivery and performance by each of Franklin and the Merger Subsidiary of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of Franklin and the Merger Subsidiary and such parties' respective boards of directors. No vote of Franklin's stockholders is needed to approve any of the Transaction Documents to which it is a party or any of the transactions contemplated thereby. Each of the Transaction Documents to which Franklin and the Merger Subsidiary is a party constitutes a valid and binding obligation of Franklin and the Merger Subsidiary, enforceable against Franklin and the Merger Subsidiary in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3 SEC Filings; Financial Statements.

              (a) Since January 1, 2004, Franklin has filed with the SEC all required reports and filings (the "Franklin SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such amending or superseding filing) each of the Franklin SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

              (b)  The  financial  statements  contained  in  the  Franklin  SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP, except as may be indicated in the notes to such consolidated financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly presented the financial position of Franklin as of the respective dates thereof and the results of operations of Franklin for the periods covered thereby.

        3.4 Valid Issuance. The shares of Franklin Common Stock to be issued as Per Share Closing Stock Consideration pursuant to Section 1.4(b) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. In the event of the issuance of any Earn-Out Shares pursuant to Section 5.5, the shares of Franklin Common Stock to be issued as Earn-Out Shares will, when issued in accordance with the provisions of the this Agreement, be validly issued, fully paid and nonassessable.

4.      CERTAIN COVENANTS OF SURGICOUNT  AND THE SHAREHOLDERS.

        4.1 Access and Investigation. During the period commencing on the Signing Date and ending as of the Effective Time (the "Pre-Closing Period"), SurgiCount shall, and shall cause SurgiCount's Representatives to: (i) provide Franklin and Franklin's Representatives with reasonable access to SurgiCount's Representatives and assets and to all existing books, records,

Tax Returns, work papers and other documents and information relating to SurgiCount; and (ii) provide Franklin and Franklin's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to SurgiCount, and with such additional financial, operating and other data and information regarding SurgiCount, as Franklin or Franklin's Representatives may reasonably request.

        4.2 Operation of SurgiCount's Business.

              (a) During the Pre-Closing Period, SurgiCount shall: (i) ensure that SurgiCount conducts its business and operations in the ordinary course and in accordance with past practices and in compliance with all applicable Legal Requirements and the requirements of all SurgiCount Contracts; (ii) use its commercially reasonable efforts in good faith to ensure that SurgiCount preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all Persons having business relationships with SurgiCount; (iii) provide all notices, assurances and support required by any Contract relating to any Intellectual Property and otherwise use its commercially reasonable efforts to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by SurgiCount of any Intellectual Property; and (iv) to the extent requested by Franklin reasonably and in good faith as to the number and timing of such requests, cause its officers to report regularly to Franklin concerning the status of SurgiCount's business.

              (b) During the Pre-Closing Period, absent the prior written consent of Franklin, neither SurgiCount nor either Shareholder shall take any action that would: (i) result in any of its representations and warranties set forth in any Transaction Document to which SurgiCount or such Shareholder is a party (including the representations and warranties set forth in the SurgiCount Financial Statements Certificate) being or becoming untrue; (ii) result in any of the conditions to the consummation of the Merger set forth in Sections 6 and 7 not being satisfied; (iii) breach any provision of any Transaction Document to which SurgiCount or such Shareholder is a party; or (iv) authorize, agree, commit or enter into any Contract to take any of the actions described in clauses "(i)" through "(iii)" of this Section 4.2(b).

        4.3 No Negotiation. During the Pre-Closing Period, SurgiCount and each of the Shareholders acknowledge and agree that they will not, and will not permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Franklin) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any information to, any Person (other than Franklin) relating to or in connection with a possible Acquisition Transaction; or (iii) entertain, consider or accept any proposal or offer from any Person (other than Franklin) relating to a possible Acquisition Transaction. SurgiCount and each of the Shareholders shall, and shall cause each of their respective Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Franklin) relating to a possible Acquisition Transaction and shall promptly provide Franklin with both an oral and a written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by SurgiCount, either Shareholder or by any of their respective Representatives from any Person (other than Franklin) during the Pre-Closing Period.

5.      ADDITIONAL COVENANTS OF THE PARTIES.

        5.1 Additional Agreements. Franklin, SurgiCount and the Shareholders shall use commercially reasonable efforts to: (i) cause the conditions set forth in Section 6, in the case of SurgiCount and the Shareholders, and in Section 7, in the case of Franklin, to be satisfied as soon as practicable prior to the Termination Date; and (ii) take, or cause to be taken, any and all actions necessary to consummate the transactions contemplated by the Transaction Documents as soon as practicable prior to the Termination Date.

        5.2 Regulatory Approvals. Franklin, SurgiCount and the Shareholders shall use commercially reasonable efforts to file, as soon as practicable after the Signing Date, all notices, reports and other documents required to be filed with any Governmental Body with respect to any of the transactions contemplated by the Transaction Documents and to submit promptly any additional information requested by any such Governmental Body. Each of Franklin, on one hand, and SurgiCount and the Shareholders, on the other hand, shall: (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to any of the transactions contemplated by the Transaction Documents of which the notifying party is or becomes aware; (ii) keep the other party timely informed in reasonable detail in writing or orally as to the status of any such Legal Proceeding; and (iii) promptly inform the other party of any communication to or from any Governmental Body relating to any of the transactions contemplated by the Transaction Documents.

        5.3 Public Announcements. During the Pre-Closing Period: (i) neither SurgiCount nor any of the Shareholders shall issue any press release or make any public statement, or permit their respective Representatives to issue any press release or make any public statement, regarding the Transaction Documents or any of the transactions contemplated thereby, without Franklin's prior written consent.

        5.4 Certain Notifications. During the Pre-Closing Period: (i) SurgiCount shall promptly notify Franklin in writing of (a) the discovery by SurgiCount or either Shareholder of any event, condition, fact or circumstance that occurred or existed on or prior to the Signing Date and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by SurgiCount or either Shareholder in any Transaction Document, (b) any event, condition, fact or circumstance that occurs, arises or exists after the Signing Date and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by SurgiCount or either Shareholder in this Agreement if (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the Signing Date, (c) any breach of any covenant or obligation of SurgiCount or either Shareholder; and (d) any event, condition, fact or circumstance that is likely to make the timely satisfaction of any condition set forth in Section 6 or 7 impossible or unlikely; and (ii) Franklin shall promptly notify SurgiCount and the Shareholders in writing of (w) the discovery by Franklin of any event, condition, fact or circumstance that occurred or existed on or prior to the Signing Date and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Franklin or the Merger Subsidiary in any Transaction Document, (x) any event, condition, fact or circumstance that occurs, arises or exists after the Signing Date and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by

Franklin or the Merger Subsidiary in this Agreement if (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the Signing Date, (y) any breach of any covenant or obligation of Franklin or the Merger Subsidiary; and (z) any event, condition, fact or circumstance that is likely to make the timely satisfaction of any condition set forth in Section 6 or 7 impossible or unlikely.

        5.5 Earn-Out  Shares.  In the event that, at any time prior to the fifth
(5th) anniversary of the Closing Date (the "Earn-Out Deadline"), the cumulative gross revenues generated by the operations of the Surviving Corporation exceed:
(i) $500,000, Franklin shall be obligated to pay an aggregate amount of Per Share Earn-Out Consideration pursuant to Section 1.4(c) consisting of an aggregate number of shares of Franklin Common Stock, rounded up to the nearest whole share, equal to (a) $250,000, divided by (b) the 60-Day VWAP (collectively, the "Initial Earn-Out Shares"); and (ii) $1,000,000, Franklin shall be obligated to pay an aggregate amount of Per Share Earn-Out Consideration pursuant to Section 1.4(c) consisting of, in addition to the Initial Earn-Out Shares, an aggregate number of additional shares of Franklin Common Stock, rounded up to the nearest whole share, equal to (x) $250,000, divided by (y) the 60-Day VWAP (the "Additional Earn-Out Shares" and, together with the Initial Earn-Out Shares, the "Earn-Out Shares"). Franklin shall use its reasonable best efforts to issue any Earn-Out Shares it becomes obligated to issue pursuant to this Section 5.5 within thirty (30) days after the discovery by Franklin or the Surviving Corporation of the existence of the underlying facts giving rise to such obligation to issue such Earn-Out Shares. The Earn-Out Shares shall be considered and reported by the parties hereto as part of the consideration paid by Franklin pursuant to Section 1.4.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF FRANKLIN AND THE MERGER SUBSIDIARY. The obligations of Franklin and the Merger Subsidiary to effect the Merger and to otherwise consummate the transactions contemplated by the Transaction Documents are subject to the satisfaction or written waiver by Franklin, at or prior to the Closing, of each of the following conditions:

        6.1 Accuracy of Representations. Each of the representations and warranties made by SurgiCount and the Shareholders in the Transaction Documents shall have been accurate in all material respects as of the Signing Date (without giving double effect to any materiality and knowledge qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties) and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving double effect to any materiality and knowledge qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        6.2 Performance of Covenants. All of the covenants and obligations that SurgiCount and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3 Listing. The shares of Franklin Common Stock to be issued as Per Share Closing Stock Consideration shall have been approved for listing on the Exchange.

        6.4 Consents. All Consents required to be obtained by SurgiCount or the Shareholders in connection with the transactions contemplated by the Transaction Documents (including the Consents identified in Part 2.9 of the SurgiCount
Disclosure Schedule) shall have been obtained and shall be in full force and effect, and all relevant statutory, regulatory or other governmental waiting periods shall have expired.

        6.5 Agreements and Documents. Franklin shall have received the following agreements and documents, each of which shall be executed and delivered by the other relevant parties hereto, and each of which at the Closing shall be in full force and effect:

              (a) the Stewart Consulting Agreement executed by Stewart;

              (b) the Dr. Stewart Consulting Agreement executed by Dr. Stewart;

              (c) a Noncompetition Agreement executed by each of Stewart and Dr. Stewart;

              (d) the Escrow Agreement executed by the Escrow Agent and each of the Shareholders;

              (e) the Registration Rights Agreement executed by each of the Shareholders;

              (f) an investment representation letter, in form and substance satisfactory to Franklin, relating to the Shareholders' acquisition of the Per Share Closing Stock Consideration and the Earn-Out Shares, if any, executed by each of the Shareholders (the "Investment Representation Letter");

              (g)  written   resignations  of  all  directors  and  officers  of
SurgiCount, effective as of the Effective Time;

              (h) a legal opinion, in the form attached hereto as Exhibit G and incorporated herein by reference, addressed to Franklin from Heller, Ehrman, White & McAuliffe LLP; and

              (i) a certificate, dated as of the Closing Date, signed by the Shareholders and the Chief Executive Officer of SurgiCount, on behalf of SurgiCount (the "SurgiCount Compliance Certificate"), certifying after reasonable investigation that the conditions set forth in Section 6.1 and
Section 6.2 have been duly satisfied.

              (j) copies of: (i) the unaudited balance sheet of SurgiCount as of December 31, 2004 and the related unaudited income statement of SurgiCount for the twelve (12) months then ended; and (ii) the unaudited balance sheet of SurgiCount as of December 31, 2004 (the "Latest Balance Sheet") and the related unaudited income statement of SurgiCount for the twelve (12) months then ended (all of the foregoing being referred to herein as the "SurgiCount Financial Statements"), together with a certificate, identical in form to the certificate attached hereto as Exhibit H (the "SurgiCount Financial Statements Certificate"), executed by each of the Shareholders.

        6.6 Review and Acceptance of SurgiCount Financial Statements. Franklin shall have reviewed and accepted, in its sole discretion, the SurgiCount Financial Statements.

        6.7 No Material Adverse Effect. There shall not have occurred any event, fact or circumstance which could, in the reasonable and good faith judgment of Franklin, result in a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of SurgiCount.

        6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Legal Requirement (including any Legal Requirement applicable to Franklin as a BDC, in the event that Franklin remains a BDC as of the Closing Date) enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.9 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and none of Franklin, SurgiCount or either Shareholder shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) relating to the Merger and seeking to obtain from any party hereto or its Subsidiaries any damages or other relief that may be material to Franklin or the Merger Subsidiary; or (iii) which, if unfavorably adjudicated, would materially and adversely affect the rights of Franklin or Surviving Corporation to own the assets and operate the business of SurgiCount.

        6.10  No  Other  Litigation.  There  shall  not  be  pending  any  Legal
Proceeding: (i) which could have a material adverse effect on SurgiCount or Franklin or the Merger Subsidiary; (ii) challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents; (iii) relating to the Merger and seeking to obtain from any party hereto, any damages or other relief that may be material to Franklin or any the Merger Subsidiary; (iv) seeking to prohibit or limit in any material respect Franklin's ability to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the capital stock of SurgiCount or the Merger Subsidiary; or (v) which, if unfavorably adjudicated, would materially and adversely affect the rights of Franklin or Surviving Corporation to own the assets or operate the business of SurgiCount.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SURGICOUNT AND THE SHAREHOLDERS. The obligations of SurgiCount and the Shareholders to effect the Merger and to otherwise consummate the transactions contemplated by the Transaction Documents to which they are parties are subject to the satisfaction or written waiver by SurgiCount and the Shareholders, at or prior to the Closing, of the following conditions:

        7.1 Accuracy of Representations. Each of the representations and warranties made by Franklin and the Merger Subsidiary in the Transaction Documents shall have been accurate in all material respects as of the Signing Date (without giving double effect to any materiality and knowledge qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties) and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving double effect to any materiality and knowledge qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        7.2 Performance of Covenants. All of the covenants and obligations that Franklin and the Merger Subsidiary are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 Consents. All Consents required to be obtained by SurgiCount or the Shareholders in connection with the transactions contemplated by the Transaction Documents (including the Consents identified in Part 2.9 of the SurgiCount
Disclosure Schedule) shall have been obtained and shall be in full force and effect, and all relevant statutory, regulatory or other governmental waiting periods shall have expired.

        7.4 Listing. The shares of Franklin Common Stock to be issued as Per Share Closing Stock Consideration shall have been approved for listing on the Exchange.

        7.5 Agreement and Documents. SurgiCount and the Shareholders shall have received the following documents, each of which shall be executed and delivered by the other relevant parties hereto, and each of which at the Closing shall be in full force and effect:

              (a) the Stewart Consulting Agreement executed by the Surviving Corporation;

              (b) the Dr. Stewart Consulting Agreement executed by the Surviving Corporation;

              (c)  the  Noncompetition   Agreement  executed  by  the  Surviving
Corporation;

              (d) the Escrow Agreement executed by the Escrow Agent and Franklin;

              (e) the Registration Rights Agreement executed by Franklin; and

              (f) a certificate signed by the Chief Executive Officer of Franklin on behalf of Franklin representing and warranting that the conditions set forth in Section 7.1 and Section 7.2 have been duly satisfied.

        7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body and remain in effect, and there shall not be any Legal Requirement (including any Legal Requirement applicable to Franklin as a BDC, in the event that Franklin remains a BDC as of the Closing
Date) enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.7 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and none of Franklin, SurgiCount or either Shareholder shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) relating to the Merger and seeking to obtain from any party hereto or its Subsidiaries any damages or other relief that may be material to Franklin; or (iii) which, if unfavorably adjudicated, would materially and adversely affect the rights of SurgiCount or either Shareholder hereunder.

        7.8  No  Other  Litigation.   There  shall  not  be  pending  any  Legal
Proceeding: (i) which could have a material adverse effect on SurgiCount or Franklin or any Subsidiary of Franklin; (ii) challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents; (iii) relating to the Merger and seeking to obtain from any party hereto or its Subsidiaries, any damages or other relief that may be material to Franklin; (iv) seeking to prohibit or limit in any material respect Franklin's ability to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the capital stock of SurgiCount or the Merger Subsidiary; or (v) which, if unfavorably adjudicated, would materially and adversely affect the rights of SurgiCount or either Shareholder hereunder.

8.      TERMINATION.

        8.1 Termination  Events.  This Agreement may be terminated  prior to the
Closing:

              (a)  by  mutual   written   consent  of  Franklin  and  SurgiCount
(execution  of  which   consent  by  SurgiCount   shall  be  binding  upon  both
Shareholders);

              (b) by either Franklin or SurgiCount, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have been issued and not removed within thirty
(30) days after the date of its issuance; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) must have used all reasonable efforts to remove any such Order prior to the Termination Date;

              (c) by Franklin, in the event that Franklin reasonably determines following its review of the SurgiCount Financial Statements pursuant to Section
6.6 that it is unable to accept such SurgiCount Financial Statements pursuant to
Section 6.6;

              (d) by Franklin if any of the representations and warranties of the Shareholders contained in this Agreement shall have been materially inaccurate as of the Signing Date or shall have become materially inaccurate as of any subsequent date prior to the Closing Date (as if made on such subsequent date), or if any of the covenants of SurgiCount or the Shareholders contained in this Agreement shall have been breached in any material respect; provided, however, that Franklin may not terminate this Agreement under this Section 8.1(d) on account of an inaccuracy in the representations and warranties of the Shareholders or on account of a breach of a covenant by SurgiCount or any of the Shareholders if such inaccuracy or breach is curable, unless SurgiCount or the Shareholders fail to cure such inaccuracy or breach within fifteen (15) days after receiving written notice from Franklin, in reasonable detail, of such inaccuracy or breach;

              (e) by SurgiCount if any of the representations and warranties of Franklin or the Merger Subsidiary contained in this Agreement shall have been materially inaccurate as of the Signing Date or shall have become materially inaccurate as of any subsequent date prior to the Closing Date (as if made on such subsequent date), or if any of the covenants of Franklin or the Merger Subsidiary contained in this Agreement shall have been breached in any material respect; provided, however, that SurgiCount may not terminate this Agreement under this Section 8.1(e) on account of an inaccuracy in the representations and warranties of Franklin or the Merger Subsidiary or on account of a breach of a covenant by Franklin or the Merger Subsidiary if such inaccuracy or breach is curable, unless Franklin or the Merger Subsidiary fails to cure such inaccuracy or breach within fifteen (15) days after receiving written notice from SurgiCount, in reasonable detail, of such inaccuracy or breach; or

              (f) by Franklin or SurgiCount if the Closing has not taken place on or before April 1, 2005 (the "Termination Date") other than: (i) as to Franklin as the terminating party, as a result of any failure on the part of Franklin or the Merger Subsidiary to comply with or perform any of their respective covenants or obligations set forth in this Agreement; or (ii) as to SurgiCount as the terminating party, as a result of any failure on the part of SurgiCount or either Shareholder to comply with or perform any of their respective covenants or obligations set forth in this Agreement.

        8.2 Termination Procedures. If any party wishes to terminate this Agreement pursuant to Section 8.1, such party shall deliver to the other parties a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

        8.3 Effect of Termination.  If this Agreement is terminated  pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (i) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.4 and 10; and (ii) no party hereto shall be liable to any other party or any other Person for any consequential or punitive damages.

9.      INDEMNIFICATION.

        9.1 Survival of Representations.

              (a) The representations and warranties made by the Shareholders in the Transaction Documents shall survive the Closing and shall expire at the end of the Escrow Period; provided, however, that: (i) the representations and warranties contained in Section 2.3 shall survive the Closing indefinitely; (ii) the representations and warranties contained in Section 2.5 and Section 2.13 shall survive the Closing until the expiration of the relevant statute of limitations; (iii) if, at any time prior to the end of the Escrow Period, Franklin delivers to the Shareholders a Claim Notice (as defined in the Escrow Agreement) alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Shareholders (each, an "Indemnifying Party" and, collectively, the "Indemnifying Parties"), setting forth the information required by Section 3.1 of the Escrow Agreement, then the representation or warranty underlying the claim asserted in such Claim Notice shall survive the end of the Escrow Period until such time as such claim is fully and finally resolved pursuant to the Escrow

Agreement. All representations and warranties made by Franklin and the Merger Subsidiary shall terminate and expire as of the Effective Time, and any liability of Franklin and the Merger Subsidiary with respect to such representations and warranties shall thereupon cease. All of the covenants, agreements and obligations of the parties contained in the Transaction Documents shall survive: (i) until fully performed or fulfilled, unless noncompliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance; or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations with respect thereto.

              (b) The representations, warranties, covenants and obligations of the Indemnifying Parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. The representations and warranties of the Indemnifying Parties operate, in part, as bargained-for risk allocation provisions and, accordingly, any party's knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Damages pursuant to this Section 9, or other remedy based on such representations, warranties, covenants and obligations.

              (c) For purposes of this Section 9, each statement or other item of information set forth in the SurgiCount Disclosure Schedule shall be deemed to be a representation and warranty made by the Indemnifying Parties in this Agreement.

        9.2 Indemnification.

              (a) From and after the Closing Date (but subject to Section 9.1(a) and Section 9.2(c)), each Indemnitee shall be indemnified and held harmless from and against, and shall be compensated, reimbursed and paid for, any Damages which are directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach or alleged breach of any representation or warranty of any Indemnifying Party set forth in the Transaction Documents; (ii) any inaccuracy in or breach or alleged breach of any representation or warranty of any Indemnifying Party set forth in the Transaction Documents as of the Closing Date as if such representations and warranties had been made on and as of the Closing Date; (iii) any breach or alleged breach of any covenant or obligation of any Indemnifying Party set forth in the Transaction Documents; and (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in the foregoing clauses "(i)" and "(ii)" in this Section 9.2(a), including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9. For Tax purposes, the parties shall report any indemnification payment made pursuant to this Section 9 as a purchase price adjustment unless otherwise required by applicable Legal Requirements.

              (b) In the event any Indemnitee suffers any Damages for which such Indemnitee is entitled to indemnification under this Section 9, such Indemnitee shall be entitled to recover such Damages by offsetting such Damages against the Escrow Stock by canceling that number of shares of Escrow Stock as are equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such Damages. Any such recovery shall be made such that the amount of Escrow Stock delivered to an Indemnitee in connection with any such recovery shall be deducted from each Shareholder's portion of the Escrow Stock in accordance with such Shareholder's Pro Rata Percentage.

              (c)  Notwithstanding  anything to the  contrary  set forth in this
Section 9:

                  (i) Subject to the provisions of Section 9.2(c)(ii), 9.2(c)(iii) and 9.2(c)(iv), from and after the Effective Time, the Shareholders shall have no liability for Damages in any amount in excess of the value of the Escrow Stock (as the value of the Escrow Stock, or any portion thereof, is determined in accordance with the terms and conditions of the Escrow Agreement).

                  (ii) Subject to the provisions of Section 9.2(c)(iii) and 9.2(c)(iv), from and after the expiration of the Escrow Period, the Shareholders shall have no liability for any Damages whatsoever, except, in each case, for Damages directly or indirectly related to: (A) a breach of any representation or warranty where either Shareholder had knowledge of such breach at the time such representation or warranty was made; (B) fraud or intentional misrepresentation by any Indemnifying Party; (C) any breach of the representations and warranties set forth in Section 2.3, 2.5 or 2.13.

                  (iii)  Each  Indemnitee  shall be  entitled  pursuant  to this
Section 9 to recover from the Indemnifying Parties:

                      (1) The full amount of any Damages which are directly or indirectly suffered or incurred by such Indemnitee as a result of any breach of the representations and warranties set forth in Section 2.3 or 2.13, regardless of when such Damages were directly or indirectly suffered or incurred; and

                      (2) The full amount of any Damages which are directly or indirectly suffered or incurred by such Indemnitee as a result of any breach of the representations and warranties set forth in Section 2.5 up to a maximum amount equal to (1) the aggregate amount of the aggregate Per Share Merger Consideration paid to the Shareholders pursuant to this Agreement as of the date of such recovery (with the dollar value of each share of Franklin Common Stock issued to the Shareholders as part of the aggregate Per Share Merger Consideration deemed, for purposes of such aggregate amount calculation, to be equal to the 60-Day VWAP), less (2) the aggregate dollar amount of all Damages paid out of the Escrow Stock pursuant to the terms of the Escrow Agreement (with the dollar value of each share of Escrow Stock to be calculated as provided in the Escrow Agreement).

                  (iv) Nothing in this Section 9.2(c) shall preclude Franklin from seeking injunctive relief or specific performance with respect to any covenant, agreement or obligation of SurgiCount or the Shareholders contained in this Agreement.

        9.3 No Contribution. The Shareholders shall not have and shall not exercise or assert, or attempt to exercise or assert, any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Shareholders may become subject under or in connection with this Agreement or the Escrow Agreement.

        9.4 Defense of Third Party Claims.

              (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which any of the Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 9, Franklin shall promptly give the Shareholders and the Escrow Agent written notice of such claim or Legal Proceeding (a "Claim"); provided, however, that any failure on the part of Franklin to so notify the Shareholders shall not limit any of the Indemnitees' rights to indemnification under this Section 9 except to the extent such failure materially prejudices the defense of such Legal Proceeding.

              (b) Within ten (10) days of delivery of the written notice referenced in Section 9.4(a), the Shareholders may elect by written notice delivered to Franklin to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Shareholders so elect in writing to the relevant Indemnitee(s), an Indemnitee will have the right to participate at such Indemnitee's own expense in all proceedings. If the Shareholders do not make such election within such period or fail to diligently contest such Claim after such election, then such Indemnitee shall: (i) be free to handle the prosecution or defense of any such Claim; (ii) take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement; (iii) notify the Shareholders of the progress of any such Claim; (iv) permit the Shareholders, at the sole cost of the Shareholders, to participate in such prosecution or defense and provide the Shareholders with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof. Notwithstanding the foregoing, if any Claim includes a claim for Damages equal to an amount that exceeds the value of the remaining Escrow Stock as of the date of the Claim, or relates to any Intellectual Property issues, Franklin shall have the right to elect to proceed with the defense of such Claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Moreover, neither party will compromise or settle any Claim brought by a third party without the prior written consent of Franklin (if the Shareholders defend the Claim) or the Shareholders (if Franklin or any other Indemnitee defends the Claim).

10.     MISCELLANEOUS.

        10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents (including any exhibits to this Agreement that are contemplated to be signed by the parties at or prior to the Closing), and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by the Transaction Documents.

        10.2 Certain Actions by Shareholders; Power of Attorney.

              (a) Stewart shall have the full legal right to act as the agent and attorney-in-fact for Dr. Stewart, being hereby so appointed by Dr. Stewart, and shall be able to execute and deliver all documents and take all actions as such agent and attorney-in-fact as Stewart believes appropriate or necessary, as to all matters under this Agreement, including the matters governed by Section 9 hereof, during any period of mental incompetence or other disability or Dr. Stewart, and from and after Dr. Stewart's death. Stewart shall send written notice to Franklin promptly upon assuming such position as agent and attorney-in-fact for Dr. Stewart and promptly upon ceasing such service due to the recovery of Dr. Stewart from such mental incompetence or other disability. Franklin shall be entitled to rely without further inquiry or investigation upon any written notice from Stewart given pursuant to this Section 10.2(a).

              (b) Dr. Stewart shall have the full legal right to act as the agent and attorney-in-fact for Stewart, being hereby so appointed by Stewart, and shall be able to execute and deliver all documents and take all actions as such agent and attorney-in-fact as Dr. Stewart believes appropriate or necessary, as to all matters under this Agreement, including the matters governed by Section 9 hereof, during any period of mental incompetence or other disability or Stewart, and from and after Stewart's death. Dr. Stewart shall send written notice to Franklin promptly upon assuming such position as agent and attorney-in-fact for Stewart and promptly upon ceasing such service due to the recovery of Stewart from such mental incompetence or other disability. Franklin shall be entitled to rely without further inquiry or investigation upon any written notice from Dr. Stewart given pursuant to this Section 10.2(b).

        10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by the Transaction Documents; provided, however, that any fees, costs and expenses (including legal fees and accounting fees) incurred by or on behalf of SurgiCount or the Shareholders in connection with the transactions contemplated by the Transaction Documents that are not paid by SurgiCount or the Shareholders as of the Closing shall, pursuant to Section 1.4, be deducted from the aggregate Per Share Cash Consideration payable to the Shareholders at the Closing.

        10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

        10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.5):

               If to Franklin:

                                Franklin Capital Corporation
                                100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401
                                Attn: Milton "Todd" Ault III
                                Fax: (310) 752-1486
                                E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                Paul, Hastings, Janofsky & Walker LLP
                                3579 Valley Centre Drive
                                San Diego, CA 92130
                                Attn: Carl R. Sanchez
                                Fax: (858) 720-2555
                                carlsanchez@paulhastings.com

               If to SurgiCount or either Shareholder:

                                SurgiCount Medical, Inc.
                                222 Seventh Street
                                No. 105 Santa  Monica,  CA 90402
                                Fax: (406) 257-4265
                                E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                Heller Ehrman White & McAuliffe LLP
                                275 Middlefield Road
                                Menlo Park, CA 94025
                                Attn: Bruce W. Jenett
                                Fax: (650) 324-6007
                                E-mail: bjenett@hewm.com

Notwithstanding the foregoing, the parties expressly acknowledge and agree that, for purposes of delivering any notice pursuant to this Agreement: (i) any such notice delivered to any of SurgiCount, Stewart or Dr. Stewart in accordance with this Section 10.5 shall be deemed to have been delivered to all of SurgiCount, Stewart and Dr. Stewart; and (ii) any such notice given by any of SurgiCount, Stewart or Dr. Stewart in accordance with this Section 10.5 shall be deemed to have been given by all of SurgiCount, Stewart and Dr. Stewart.

        10.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.7 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 10.5 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

        10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, if any. Neither SurgiCount nor either of the Shareholders shall assign or delegate, by operation of law or otherwise, its rights or obligations under this Agreement to any Person. Neither Franklin nor the Merger Subsidiary shall assign or delegate, by operation of law or otherwise, such party's rights or obligations under this Agreement to any Person without the prior written consent of the Shareholders.

        10.9 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.9, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        10.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.12 Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable law, the parties agree to promptly renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        10.13 Parties in Interest. Except for the provisions of Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, or, as applicable to the Shareholders, their heirs, executors and administrators, if any.

        10.14 Construction.

              (a) For purposes of this Agreement, whenever the context requires:
(i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

              (b) Each of the parties hereto has been represented by legal counsel except to the extent that such party has declined legal counsel; provided, however, that the parties acknowledge that Heller Ehrman White & McAuliffe LLP has represented SurgiCount, and not the Shareholders, as to the matters governed by the Transaction Documents, except for the representation by Heller Ehrman White & McAuliffe LLP of Stewart and Dr. Stewart in the negotiation of the Stewart Consulting Agreement and Dr. Stewart Consulting Agreement, respectively. Accordingly, the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

              (d)  Except  as  otherwise  indicated,   all  references  in  this
Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        10.16 Entire Agreement. This Agreement, together with each of the other Transaction Documents and the schedules and exhibits hereto and thereto, sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION as of the Signing Date.



FRANKLIN:                                           SURGICOUNT:

FRANKLIN CAPITAL CORPORATION                        SURGICOUNT MEDICAL, INC.


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
     ---------------------------------------           ---------------------------------------
      Milton "Todd" Ault III                               Brian Stewart
      Chairman and Chief Executive Officer                 President and Chief Executive Officer



MERGER SUBSIDIARY:                                  SHAREHOLDERS:

SURGICOUNT ACQUISITION CORP.


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
     ---------------------------------------        ------------------------------------------
      Milton "Todd" Ault III                        Brian Stewart
      Chairman and Chief Executive Officer

                                                    /s/ Dr. William Stewart
                                                    ------------------------------------------
                                                    Dr. William Stewart

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following respective meanings:

        "Acquisition Transaction" shall mean any transaction or series of transactions involving: (i) the sale, license, disposition or acquisition of all or any material portion of the business or assets of SurgiCount; (ii) the issuance, grant, disposition or acquisition of any capital stock or other security of SurgiCount or any SurgiCount Right representing more than 5% of the outstanding securities of any class of voting securities of SurgiCount; or (iii) any merger, consolidation, business combination, tender offer, share exchange, reorganization or similar transaction involving SurgiCount.

        "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

        "As-Adjusted" shall mean, with respect to any number of shares or price per share of Franklin Common Stock, that number or price as adjusted for any stock dividends, combinations, splits, recapitalizations and the like occurring with respect to the Franklin Common Stock following the Signing Date but prior to the Effective Time.

        "BDC" shall mean a "business development company" as defined in the Investment Company Act of 1940, as amended.

        The "Best Knowledge" of a party, in connection with a representation or warranty of such party in this Agreement, means: (i) in the event that such party is an individual, (a) such individual's actual knowledge as contained in documents and instruments and information within the possession of such individual or within the possession of such individual's legal and accounting advisors and (b) any knowledge relating to an entity for which such individual acts as an officer, director, employee or consultant that such individual would be reasonably expected to have given such individual's position as an officer, director, employee or consultant of such entity; and (ii) in the event that such party is an entity, the collective Best Knowledge of each of the individual officers, directors, employees and consultants of such entity; provided, however, that the term "Best Knowledge" does not include or imply any representation or warranty that such party has, in making such representation, undertaken any special search, for purposes of making such representation, of any public or private intellectual property databases or other databases or records or agencies (outside of such representing party's own private database and records).

        "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which either the SEC or banking institutions in the State of New York are authorized or required by law or other governmental action to close.

        "Closing Price" shall mean on any particular date: (i) the last reported closing bid price for one share of Franklin Common Stock on such date on the Exchange (as reported by Bloomberg L.P. at 4:15 p.m. New York time as the last reported closing bid price for regular session trading on such day); (ii) if there is no such closing bid price for one share on such date, the closing bid price on the Exchange on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. New York time as the closing bid price for regular session trading on such day); (iii) if the Franklin Common Stock is not then listed or quoted on an Exchange and if prices for the Franklin Common Stock are then reported in the "pink sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Franklin Common Stock so reported; or (iv) if the shares of Franklin Common Stock are not then publicly traded, the fair market value of a share of Franklin Common Stock as determined in good faith by the board of directors of Franklin.

        "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization) of any third party (including any Governmental Body).

        "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

        "Damages" shall mean and include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        "Encumbrance" shall mean any lien, license, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "Exchange" shall mean the following markets or exchanges on which the Franklin Common Stock is listed or quoted for trading on a given date: (i) the American Stock Exchange; (ii) the New York Stock Exchange; (iii) the Nasdaq National Market; or (iv) the Nasdaq SmallCap Market.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Franklin Common Stock" shall mean the common stock, par value $1.00 per share, of Franklin.

        "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis throughout the periods covered.

        "Governmental Authorization" shall mean any: (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Body.

        "Governmental Body" shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government; or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

        "Indemnitees" shall mean the following Persons: (i) Franklin; (ii) Franklin's current and future Affiliates (including the Merger Subsidiary and the Surviving Corporation); (iii) the respective Representatives of the Persons referred to in the foregoing clauses "(i)" and "(ii)" of this definition; and
(iv) the respective successors and assigns of the Persons referred to in the foregoing clauses "(i)", "(ii)" and "(iii)" of this definition.

        "Intellectual Property" shall mean and includes all apparatus, biological materials, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, techniques, URLs, websites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

        "Intellectual Property Rights" shall mean and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature; and (vi) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in the foregoing clauses "(i)" through "(vi)" of this definition.

        "Legal Proceeding" shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        "Legal Requirement" shall mean any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "Order" shall mean any writ, decree, permanent injunction, order or similar action.

        "Person" shall mean any natural person, Entity or Governmental Body.

        Each Shareholder's "Pro Rata Percentage" shall be equal to the quotient (rounded to the nearest whole percent) of (i) the number of shares of SurgiCount Common Stock held by such Shareholder as of immediately prior to the Effective Time, divided by (ii) the aggregate number of shares of SurgiCount Common Stock outstanding as of immediately prior to the Effective Time.

        "Registered IP" shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

        "Representatives"   shall   mean   officers,    directors,    employees,
consultants, agents, attorneys, accountants, advisors and representatives.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        Any Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly: (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

        "SurgiCount Common Stock" shall mean the common stock, no par value, of SurgiCount.

        "SurgiCount Contract" shall mean any Contract, including any amendment or supplement thereto: (i) to which SurgiCount is a party; (ii) by which SurgiCount or any of its assets is or may become bound or under which SurgiCount has, or may become subject to, any obligation; or (iii) under which SurgiCount has or may acquire any right or interest.

        "SurgiCount Disclosure Schedule" shall mean the schedule, dated as of the Signing Date, delivered to Franklin on behalf of SurgiCount on the Signing Date and signed by the Chief Executive Officer of SurgiCount.

        "SurgiCount  IP"  shall  mean  all  Intellectual   Property  Rights  and
Intellectual Property owned by or exclusively licensed to SurgiCount.

        "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Trading Day" shall mean: (i) a day on which the Franklin Common Stock is traded on an Exchange; (ii) if the Franklin Common Stock is not listed on an Exchange, a day on which the Franklin Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board; or (iii) if the Franklin Common Stock is not quoted on the OTC Bulletin Board, a day on which the Franklin Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Franklin Common Stock is not listed or quoted as set forth in clause "(i)", "(ii)" or "(iii)" of this definition, then Trading Day shall mean any Business Day.

        "Transaction  Documents"  shall mean and  include  this  Agreement,  the
Stewart Consulting Agreement, the Dr. Stewart Consulting Agreement, the Noncompetition Agreement, the Escrow Agreement, the Registration Rights Agreement, the Agreement of Merger, the Certificate of Merger, the Investment Representation Letter, the SurgiCount Compliance Certificate, the SurgiCount Financial Statements Certificate, the SurgiCount Disclosure Schedule and all other agreements, certificates, instruments or other documents relating to the transactions contemplated by this Agreement.

        "VWAP" shall mean, for any Trading Day, the price of the Franklin Common Stock as determined by the first of the following clauses that applies: (i) if the Franklin Common Stock is then listed or quoted on an Exchange, the daily volume weighted average price of the Franklin Common Stock for such Trading Day on the Exchange on which the Franklin Common Stock is then listed or quoted as reported by Bloomberg L.P. (or any organization or agency succeeding its functions of reporting prices) using the VAP function; (ii) if the Franklin Common Stock is not then listed or quoted on an Exchange, but if prices for the Franklin Common Stock are then listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Franklin Common Stock for such Trading Day on the OTC Bulletin Board; (iii) if the Franklin Common Stock is not then listed or quoted on the OTC Bulletin Board, but if prices for the Franklin Common Stock are then reported by Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices), the most recent bid price per share of the Franklin

Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Franklin Common Stock as determined by a nationally recognized independent appraiser mutually selected by Franklin and the Shareholders.

                                    EXHIBIT B

                          STEWART CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of February 3, 2005, by and between SURGICOUNT MEDICAL, INC., a California corporation ("SurgiCount"), and Brian Stewart ("Stewart"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

                                    RECITALS

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Franklin Capital Corporation, a Delaware corporate ("Franklin"),
SurgiCount Acquisition Corp., a Delaware corporation, SurgiCount, Stewart and Dr. William Stewart are entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of even date herewith; and

        WHEREAS, in connection with and as a condition to the consummation of the Merger, SurgiCount desires to engage Stewart, and Stewart desires to accept the engagement by SurgiCount, to act as a consultant to SurgiCount on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SurgiCount hereby engages Stewart, and Stewart hereby accepts the engagement by SurgiCount, to act as a consultant to SurgiCount for the duration of the Term (as defined below). In his capacity as a consultant to SurgiCount, Stewart agrees to perform such services relating to SurgiCount's business and operations as are reasonably requested from time to time by SurgiCount (collectively, the "Services"). The manner and means by which Stewart chooses to perform the Services shall be in Stewart's sole discretion and control; provided, however, that Stewart shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards.

2. COMPENSATION. As consideration for Stewart's performance of the Services, SurgiCount shall pay to Stewart fees in the amount of $40,000 per year (the "Consulting Fees"), which Consulting Fees shall be payable in equal monthly installments (prorated for partial months) coinciding with SurgiCount's ordinary payroll dates.

3. STOCK OPTION. As further consideration for Stewart's performance of the Services, SurgiCount shall cause Franklin, subject to Franklin's receipt of the requisite approvals from its board of directors and stockholders of a new equity incentive plan for Franklin (the "New EIP"), and subject to Franklin's receipt of the further approval from its board of directors of such Option (as defined below), to issue to Stewart an option pursuant to the New EIP to purchase up to 20,000 shares of Franklin Common Stock (the "Option") at an exercise price equal to the fair market value of such Franklin Common Stock on the date of the Option grant. Such Option shall vest and become exercisable in three (3) annual installments beginning on the first (1st) anniversary of the Closing Date, such that such Option shall be vested and exercisable with respect to: (i) 6,666 shares of Franklin Common Stock as of the first (1st) anniversary of the Closing Date; (ii) 13,333 shares of Franklin Common Stock as of the second (2nd) anniversary of the Closing Date; and (iii) 30,000 shares of Franklin Common Stock as of the third (3rd) anniversary of the Closing Date; provided, however, that the vesting of such Option shall accelerate and such Option shall become fully vested immediately prior to the consummation of any transaction involving (a) a sale of all or substantially all of the consolidated assets of Franklin and its Subsidiaries or
(b) a merger, consolidation or similar transaction involving the Franklin if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Franklin immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction.

4. EXPENSES. SurgiCount shall reimburse Stewart for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Stewart's performance of the Services; provided, however, that Stewart must: (i) obtain the prior written approval of SurgiCount for any such expenses that, individually or in the aggregate, exceed $150; and (ii) submit such written documentation of all such expenses as SurgiCount may reasonably require. SurgiCount will reimburse Stewart for expenses covered by this Section 4 within thirty (30) days of the date that Stewart submits proper documentation of such expenses to SurgiCount.

5. INDEPENDENT CONTRACTOR RELATIONSHIP. Stewart's relationship with SurgiCount shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Stewart is not the agent of SurgiCount and is not authorized to make any representation, contract or commitment on behalf of SurgiCount. Stewart shall not be entitled to any of the benefits that SurgiCount may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Stewart shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Stewart's performance of the Services and receipt of the Consulting Fees and Option pursuant to this Agreement. SurgiCount will regularly report amounts paid to Stewart by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Stewart is an independent contractor, SurgiCount will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on Stewart's behalf. Stewart agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as payment of taxes, social security, disability and other contributions based on the Consulting Fees paid to Stewart. Stewart hereby agrees to indemnify, hold harmless and defend SurgiCount from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

6.       INFORMATION AND INTELLECTUAL PROPERTY RIGHTS.

         6.1 Proprietary Information. Stewart agrees that, during the Term and thereafter, Stewart shall take all steps necessary to hold the Proprietary Information (as defined below) in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining SurgiCount's express written consent on a case-by-case basis; provided, however, that Stewart may disclose certain Proprietary Information, without violating his obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Stewart provides SurgiCount with reasonable prior written notice of such disclosure and uses commercially reasonable efforts to obtain, or to assist SurgiCount in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. For purposes of this Agreement, "Proprietary Information" means any and all confidential and/or proprietary information regarding SurgiCount or any of its Affiliates and their current and proposed business and operations, including, without limitation, information pertaining to their current or forecasted capital structure, equity or debt financing or investment activities, strategic plans, current or proposed products or services, investors, employees, directors, consultants, and other business and contractual relationships; provided, however, that information received by Stewart shall not be considered to be Proprietary Information if Stewart can demonstrate with competent evidence that such information has been published or is otherwise readily available to the public other than by a breach of this Agreement.

         6.2 Third-Party Information. Stewart understands that SurgiCount has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, "Third-Party Information"), subject to duties on SurgiCount's part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Stewart agrees to hold all Third-Party Information in confidence and not to disclose to anyone (other than personnel of Franklin or SurgiCount) or to use, except in connection with Stewart's performance of the Services, any Third-Party Information unless expressly authorized in writing by an officer of SurgiCount.

         6.3 Intellectual Property Rights. Stewart agrees that any and all Intellectual Property and Intellectual Property Rights that Stewart conceived, reduced to practice or developed during the course of his performance of services as a director, officer, employee or consultant for SurgiCount prior to the Effective Time, together with any and all Intellectual Property and Intellectual Property Rights that Stewart conceives, reduces to practice or develops during the course of his performance of the Services pursuant to this Agreement, in each case whether alone or in conjunction with others (all of the foregoing being collectively referred to herein as the "Inventions"), shall be the sole and exclusive property of SurgiCount. Accordingly, Stewart hereby: (i) assigns and agrees to assign to SurgiCount his entire right, title and interest in and to all Inventions; and (ii) designates SurgiCount as his agent for, and grants to the officers of SurgiCount a power of attorney (which power of attorney shall be deemed coupled with an interest) with full power of substitution solely for the purpose of, effecting the foregoing assignments from Stewart to SurgiCount. Stewart further agrees to cooperate with and provide reasonable assistance to SurgiCount to obtain and from time to time enforce any and all current or future Intellectual Property Rights covering or relating to the Inventions in any and all jurisdiction.

7. NO CONFLICTING OBLIGATION. Stewart represents that his entering into this Agreement, his performance of all of the terms of this Agreement and his performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between any Stewart and any third party, including, without limitation, any agreement or other arrangement between Stewart and any third party to keep in confidence any proprietary information of another entity acquired by Stewart in confidence or in trust prior to the date of this Agreement. During the Term, Stewart agrees not to enter into any agreement that conflicts with this Agreement.

8.      TERM AND TERMINATION.

         8.1 TERM. This Agreement shall commence at the Effective Time and shall continue for a period of one (1) year thereafter (the "Initial Term"). At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of one (1) year each (each, a "Renewal Term") by mutual written agreement of the parties. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the "Term".

         8.2 Automatic Termination. This Agreement shall automatically terminate at any time during the Term upon the event of Stewart's death.

         8.3 Termination by Stewart. Stewart may voluntarily terminate this Agreement at any time during the Term by delivering thirty (30) days prior written notice to SurgiCount.

         8.4 Termination by SurgiCount. SurgiCount may terminate this Agreement at any time during the Term upon delivery to Stewart of notice of the good-faith determination by the majority of the members of the board of directors of SurgiCount (and the accompanying justification therefor) that such Agreement should be terminated for Cause (as defined below) or as a result of Stewart's Disability (as defined below). For purposes of this Agreement:

            (a) The term "Cause" shall mean: (i) Stewart's  willful  misconduct;
(ii) Stewart's willful failure to perform the Services; (iii) Stewart's causing of intentional damage to the tangible or intangible property of SurgiCount; (iv) the conviction of Stewart of any felony or any other crime involving moral turpitude; (v) Stewart's performance of any dishonest or fraudulent act which is, or would be, in each case as determined in good faith by the board of directors of SurgiCount materially detrimental to the best interests of SurgiCount or its stockholders or Affiliates; or (vi) Stewart's breach of any of the Transaction Documents to which he is a party.

            (b) The term "Disability" shall mean Stewart's inability to perform the Services for any period of forty-five (45) consecutive Business Days (or any ninety (90) Business Days during any period of twelve (12) consecutive months) by reason of any physical or mental incapacity or illness, as determined by the board of directors of SurgiCount based upon medical advice provided by a licensed physician acceptable to the board of directors of SurgiCount.

         8.5 EFFECT OF TERMINATION. The obligations set forth in Sections 5, 6, 7, 8.5 and 10, as well as any outstanding payment or reimbursement obligations of SurgiCount, shall survive any termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Stewart shall promptly deliver to SurgiCount all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

9. GUARANTEE BY FRANKLIN. On the date of this Agreement, SurgiCount shall cause Franklin to: (i) guarantee the full, faithful, timely and complete performance of all obligations of SurgiCount pursuant to this Agreement; and
(ii) deliver to Stewart, as evidence of such guarantee, a guarantee certificate in the form attached hereto as Exhibit A executed by Franklin as of the date of this Agreement.

10.      MISCELLANEOUS.

         10.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

         10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.2):

               If to SurgiCount:

                                SurgiCount Medical, Inc.
                                c/o Franklin Capital Corporation
                                100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401
                                Attn: Milton "Todd" Ault III
                                Fax: (310) 752-1486
                                E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                Paul, Hastings, Janofsky & Walker LLP

                                3579 Valley Centre Drive
                                San Diego, CA 92130
                                Attn: Carl R. Sanchez
                                Fax: (858) 720-2555
                                E-mail: carlsanchez@paulhastings.com

               If to Stewart:

                                Brian Stewart
                                222 Seventh Street
                                Santa Monica, CA 90402
                                Fax: (406) 257-4265
                                E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                Heller Ehrman White & McAuliffe LLP
                                275 Middlefield Road
                                Menlo Park, CA 94025
                                Attn: Bruce W. Jenett
                                Fax: (650) 324-6007
                                E-mail: bjenett@hewm.com

         10.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.4 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 10.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         10.5 Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as SurgiCount has specifically contracted for Stewart's Services, which Services are unique and personal, Stewart may not assign or delegate his obligations under this Agreement either in whole or in part to any Person without the prior written consent of Franklin. SurgiCount may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of SurgiCount's business.

         10.6 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         10.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this CONSULTING AGREEMENT as of the date first written above.




SURGICOUNT:                                         STEWART:

SURGICOUNT MEDICAL, INC.


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
    ----------------------------------------        ----------------------------------------
     Milton "Todd" Ault III                         Brian Stewart
     President



                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                                    EXHIBIT A

                              GUARANTEE CERTIFICATE

        This Guarantee Certificate is being executed and delivered on February 3, 2005 by FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), pursuant to Section 9 of that certain Consulting Agreement, dated as of February 3, 2005 (the "Consulting Agreement"), by and between SURGICOUNT MEDICAL, INC., a Delaware corporation and a wholly owned subsidiary of Franklin ("SurgiCount"), and Brian Stewart. By signing below, Franklin does hereby absolutely and unconditionally guarantee the full, faithful, timely and complete performance of all obligations of SurgiCount pursuant to the Consulting Agreement.


                                   FRANKLIN CAPITAL CORPORATION


                                   By:  /s/ Milton "Todd" Ault III
                                        --------------------------------------
                                        Milton "Todd" Ault III
                                        Chairman and Chief Executive Officer

                                    EXHIBIT C

                        DR. STEWART CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of February 3, 2005, by and between SURGICOUNT MEDICAL, INC., a California corporation ("SurgiCount"), and Dr. William Stewart ("Dr. Stewart"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

                                    RECITALS

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Franklin Capital Corporation, a Delaware corporate ("Franklin"), SurgiCount Acquisition Corp., a Delaware corporation, SurgiCount, Brian Stewart and Dr. Stewart are entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of even date herewith; and

        WHEREAS, in connection with and as a condition to the consummation of the Merger, SurgiCount desires to engage Dr. Stewart, and Dr. Stewart desires to accept the engagement by SurgiCount, to act as a consultant to SurgiCount on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SurgiCount hereby engages Dr. Stewart, and Dr. Stewart hereby accepts the engagement by SurgiCount, to act as a consultant to SurgiCount for the duration of the Term (as defined below). In his capacity as a consultant to SurgiCount, Dr. Stewart agrees to perform such services relating to SurgiCount's business and operations as are reasonably requested from time to time by SurgiCount (collectively, the "Services"). The manner and means by which Dr. Stewart chooses to perform the Services shall be in Dr. Stewart's sole discretion and control; provided, however, that Dr. Stewart shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards.

2. COMPENSATION. As consideration for Dr. Stewart's performance of the Services, SurgiCount shall pay to Dr. Stewart fees in the amount of $5,000 per month, prorated for partial months (the "Consulting Fees"), which Consulting Fees shall be payable coinciding with SurgiCount's ordinary payroll dates.

3. STOCK OPTION. As further consideration for Dr. Stewart's performance of the Services, SurgiCount shall cause Franklin, subject to Franklin's receipt of the requisite approvals from its board of directors and stockholders of a new equity incentive plan for Franklin (the "New EIP"), and subject to Franklin's receipt of the further approval from its board of directors of such Option (as defined below), to issue to Dr. Stewart an option pursuant to the New EIP to purchase up to 20,000 shares of Franklin Common Stock (the "Option") at an exercise price equal to the fair market value of such Franklin Common Stock on the date of the Option grant. Such Option shall vest and become exercisable in three (3) annual installments beginning on the first (1st) anniversary of the Closing Date, such that such Option shall be vested and exercisable with respect to: (i) 6,666 shares of Franklin Common Stock as of the first (1st) anniversary of the Closing Date; (ii) 13,333 shares of Franklin Common Stock as of the second (2nd) anniversary of the Closing Date; and (iii) 30,000 shares of Franklin Common Stock as of the third (3rd) anniversary of the Closing Date; provided, however, that the vesting of such Option shall accelerate and such Option shall become fully vested immediately prior to the consummation of any transaction involving
(a) a sale of all or substantially all of the consolidated assets of Franklin and its Subsidiaries or (b) a merger, consolidation or similar transaction involving the Franklin if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Franklin immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction.

4. EXPENSES. SurgiCount shall reimburse Dr. Stewart for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Dr. Stewart's performance of the Services; provided, however, that Dr. Stewart must: (i) obtain the prior written approval of SurgiCount for any such expenses that, individually or in the aggregate, exceed $150; and (ii) submit such written documentation of all such expenses as SurgiCount may reasonably require. SurgiCount will reimburse Dr. Stewart for expenses covered by this Section 4 within thirty (30) days of the date that Dr. Stewart submits proper documentation of such expenses to SurgiCount.

5. INDEPENDENT CONTRACTOR RELATIONSHIP. Dr. Stewart's relationship with SurgiCount shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Dr. Stewart is not the agent of SurgiCount and is not authorized to make any representation, contract or commitment on behalf of SurgiCount. Dr. Stewart shall not be entitled to any of the benefits that SurgiCount may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Dr. Stewart shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Dr. Stewart's performance of the Services and receipt of the Consulting Fees and Option pursuant to this Agreement. SurgiCount will regularly report amounts paid to Dr. Stewart by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Dr. Stewart is an independent contractor, SurgiCount will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on Dr. Stewart's behalf. Dr. Stewart agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as payment of taxes, social security, disability and other contributions based on the Consulting Fees paid to Dr. Stewart. Dr. Stewart hereby agrees to indemnify, hold harmless and defend SurgiCount from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

6. INFORMATION AND INTELLECTUAL PROPERTY RIGHTS.

         6.1 Proprietary Information. Dr. Stewart agrees that, during the Term and thereafter, Dr. Stewart shall take all steps necessary to hold the Proprietary Information (as defined below) in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining SurgiCount's express written consent on a case-by-case basis; provided, however, that Dr. Stewart may disclose certain Proprietary Information, without violating his obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Dr. Stewart provides SurgiCount with reasonable prior written notice of such disclosure and uses commercially reasonable efforts to obtain, or to assist SurgiCount in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. For purposes of this Agreement, "Proprietary Information" means any and all confidential and/or proprietary information regarding SurgiCount or any of its Affiliates and their current and proposed business and operations, including, without limitation, information pertaining to their current or forecasted capital structure, equity or debt financing or investment activities, strategic plans, current or proposed products or services, investors, employees, directors, consultants, and other business and contractual relationships; provided, however, that information received by Dr. Stewart shall not be considered to be Proprietary Information if Dr. Stewart can demonstrate with competent evidence that such information has been published or is otherwise readily available to the public other than by a breach of this Agreement.

         6.2 Third-Party Information. Dr. Stewart understands that SurgiCount has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, "Third-Party Information"), subject to duties on SurgiCount's part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Dr. Stewart agrees to hold all Third-Party Information in confidence and not to disclose to anyone (other than personnel of Franklin or SurgiCount) or to use, except in connection with Dr. Stewart's performance of the Services, any Third-Party Information unless expressly authorized in writing by an officer of SurgiCount.

         6.3 Intellectual Property Rights. Dr. Stewart agrees that any and all Intellectual Property and Intellectual Property Rights that Dr. Stewart conceived, reduced to practice or developed during the course of his performance of services as a director, officer, employee or consultant for SurgiCount prior to the Effective Time, together with any and all Intellectual Property and Intellectual Property Rights that Dr. Stewart conceives, reduces to practice or develops during the course of his performance of the Services pursuant to this Agreement, in each case whether alone or in conjunction with others (all of the foregoing being collectively referred to herein as the "Inventions"), shall be the sole and exclusive property of SurgiCount. Accordingly, Dr. Stewart hereby:
(i) assigns and agrees to assign to SurgiCount his entire right, title and interest in and to all Inventions; and (ii) designates SurgiCount as his agent for, and grants to the officers of SurgiCount a power of attorney (which power of attorney shall be deemed coupled with an interest) with full power of substitution solely for the purpose of, effecting the foregoing assignments from Dr. Stewart to SurgiCount. Dr. Stewart further agrees to cooperate with and provide reasonable assistance to SurgiCount to obtain and from time to time enforce any and all current or future Intellectual Property Rights covering or relating to the Inventions in any and all jurisdiction.

7. NO CONFLICTING OBLIGATION. Dr. Stewart represents that his entering into this Agreement, his performance of all of the terms of this Agreement and his performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between any Dr. Stewart and any third party, including, without limitation, any agreement or other arrangement between Dr. Stewart and any third party to keep in confidence any proprietary information of another entity acquired by Dr. Stewart in confidence or in trust prior to the date of this Agreement. During the Term, Dr. Stewart agrees not to enter into any agreement that conflicts with this Agreement.

8.      TERM AND TERMINATION.

         8.1 TERM. This Agreement shall commence at the Effective Time and shall continue for a period of eighteen (18) months thereafter (the "Initial Term"). At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of one (1) year each (each, a "Renewal Term") by mutual written agreement of the parties. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the "Term".

         8.2 Automatic Termination. This Agreement shall automatically terminate at any time during the Term upon the event of Dr. Stewart's death.

         8.3 Termination by Dr. Stewart. Dr. Stewart may voluntarily terminate this Agreement at any time during the Term by delivering thirty (30) days prior written notice to SurgiCount.

         8.4 Termination by SurgiCount. SurgiCount may terminate this Agreement at any time during the Term upon delivery to Dr. Stewart of notice of the good-faith determination by the majority of the members of the board of directors of SurgiCount (and the accompanying justification therefor) that such Agreement should be terminated for Cause (as defined below) or as a result of Dr. Stewart's Disability (as defined below). For purposes of this Agreement:

         (a) The term "Cause" shall mean: (i) Dr. Stewart's willful  misconduct;
(ii) Dr. Stewart's willful failure to perform the Services; (iii) Dr. Stewart's causing of intentional damage to the tangible or intangible property of SurgiCount; (iv) the conviction of Dr. Stewart of any felony or any other crime involving moral turpitude; (v) Dr. Stewart's performance of any dishonest or fraudulent act which is, or would be, in each case as determined in good faith by the board of directors of SurgiCount materially detrimental to the best interests of SurgiCount or its stockholders or Affiliates; or (vi) Dr. Stewart's breach of any of the Transaction Documents to which he is a party.

         (b) The term "Disability" shall mean Dr. Stewart's inability to perform the Services for any period of forty-five (45) consecutive Business Days (or any ninety (90) Business Days during any period of twelve (12) consecutive months) by reason of any physical or mental incapacity or illness, as determined by the board of directors of SurgiCount based upon medical advice provided by a licensed physician acceptable to the board of directors of SurgiCount.

         8.5 EFFECT OF TERMINATION. The obligations set forth in Sections 5, 6, 7, 8.5 and 10, as well as any outstanding payment or reimbursement obligations of SurgiCount, shall survive any termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Dr. Stewart shall promptly deliver to SurgiCount all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

9. GUARANTEE BY FRANKLIN. On the date of this Agreement, SurgiCount shall cause Franklin to: (i) guarantee the full, faithful, timely and complete performance of all obligations of SurgiCount pursuant to this Agreement; and (ii) deliver to Dr. Stewart, as evidence of such guarantee, a guarantee certificate in the form attached hereto as Exhibit A executed by Franklin as of the date of this Agreement.

10.     MISCELLANEOUS.

         10.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

         10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 10.2):

               If to SurgiCount:

                                SurgiCount Medical, Inc.
                                c/o Franklin Capital Corporation
                                100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401
                                Attn: Milton "Todd" Ault III
                                Fax: (310) 752-1486
                                E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                Paul, Hastings, Janofsky & Walker LLP
                                3579 Valley Centre Drive
                                San Diego, CA 92130
                                Attn: Carl R. Sanchez
                                Fax: (858) 720-2555
                                E-mail: carlsanchez@paulhastings.com

               If to Dr. Stewart:

                                Dr. William Stewart
                                c/o Brian Stewart
                                222 Seventh Street
                                Santa Monica, CA 90402
                                Fax: (406) 257-4265
                                E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                Heller Ehrman White & McAuliffe LLP
                                275 Middlefield Road
                                Menlo Park, CA 94025
                                Attn: Bruce W. Jenett
                                Fax: (650) 324-6007
                                E-mail: bjenett@hewm.com

         10.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.4 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 10.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         10.5 Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as SurgiCount has specifically contracted for Dr. Stewart's Services, which Services are unique and personal, Dr. Stewart may not assign or delegate his obligations under this Agreement either in whole or in part to any Person without the prior written consent of Franklin. SurgiCount may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of SurgiCount's business.

         10.6 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         10.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this CONSULTING AGREEMENT as of the date first written above.


SURGICOUNT:                                         DR. STEWART:

SURGICOUNT MEDICAL, INC.

By:   /s/ Milton "Todd" Ault III                    /s/ Dr. William Stewart
    ----------------------------------------        ----------------------------------------
     Milton "Todd" Ault III                         Dr. William Stewart
     President



                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                                    EXHIBIT A

                              GUARANTEE CERTIFICATE

        This Guarantee Certificate is being executed and delivered on February 3, 2005 by FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), pursuant to Section 9 of that certain Consulting Agreement, dated as of February 3, 2005 (the "Consulting Agreement"), by and between SURGICOUNT MEDICAL, INC., a Delaware corporation and a wholly owned subsidiary of Franklin ("SurgiCount"), and Dr. William Stewart. By signing below, Franklin does hereby absolutely and unconditionally guarantee the full, faithful, timely and complete performance of all obligations of SurgiCount pursuant to the Consulting Agreement.


                                      FRANKLIN CAPITAL CORPORATION


                                      By:  /s/ Milton "Todd" Ault III
                                           -------------------------------------
                                           Milton "Todd" Ault III
                                           Chairman and Chief Executive Officer

                                    EXHIBIT D

                            NONCOMPETITION AGREEMENT

        THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of February 3, 2005, by and among SURGICOUNT MEDICAL, INC., a California corporation ("SurgiCount"), Brian Stewart ("Stewart") and Dr. William Stewart ("Dr. Stewart" and, together with Stewart, the "Shareholders"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement (as defined below).

                                    RECITALS

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Franklin Capital Corporation, a Delaware corporation ("Franklin"), SurgiCount Acquisition Corp., a Delaware corporation, SurgiCount and the Shareholders are entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of even date herewith;

        WHEREAS, in connection with and as a condition to the consummation of the Merger, and to enable Franklin and SurgiCount to secure more fully the benefits of the Merger, Franklin and SurgiCount have required that the Shareholders enter into this Agreement; and

        WHEREAS, the Shareholders believe that the restrictions set forth in this Agreement are just and reasonable in light of the Merger and are entering into this Agreement in order to induce Franklin and SurgiCount to consummate the Merger and the other transactions contemplated by the Transaction Documents.

               NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "Competing Product" means any: (i) medical device product designed to enhance patient safety by identifying, detecting and/or tracking surgical items or other items before, during or after surgical procedures; (ii) product, equipment, device or system that has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of SurgiCount (or any predecessor of SurgiCount), at any time on or prior to the Closing Date; or (iii) product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)" or "(ii)" above.

         1.2 "Competing Service" means any (i) service relating to enhancing patient safety by identifying, detecting and/or tracking surgical items or otherwise before, during or after surgical procedures; (ii) service that has been provided, performed or offered by or on behalf of any of SurgiCount (or any predecessor of SurgiCount), at any time on or prior to the Closing Date; (iv) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (v) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", "(ii)" or "(iii)" above.

         1.3 A Person shall be deemed to be engaged in "Competition" if: (i) such Person or any of such Person's Affiliates or Representatives is engaged directly or indirectly in the discovery, development, manufacture, commercialization, promotion, sale, supply, licensing, sublicensing, distribution or resale of any Competing Product; or (ii) such Person or any of such Person's Affiliates or Representatives is engaged directly or indirectly in providing, performing or offering any Competing Service.

         1.4 "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to SurgiCount or its Affiliates or Representatives or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of SurgiCount or its Affiliates or Representatives (including, without limitation, any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information of SurgiCount or its Affiliates or Representatives that was already or subsequently becomes (through no fault of SurgiCount or the Shareholders) publicly known and in the public domain.

         1.5 "Noncompetition Period" shall mean the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date; provided, however, that in the event of any breach by any Shareholder of any provision of this Agreement, the Noncompetition Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

         1.6 "Restricted Territory" means each state, territory or possession of the United States of America and each member state of the European Union.

         1.7 "Specified Employee" means any individual who: (i) is or was an employee of SurgiCount or its Affiliates on the Closing Date or during the one hundred eighty (180) day period ending on the Closing Date; or (ii) becomes an employee of SurgiCount or its Affiliates at any time during the Noncompetition Period.

2. RESTRICTION ON COMPETITION. Each Shareholder agrees that, during the Noncompetition Period, such Shareholder shall not, and shall not permit any of its Affiliates or Representatives to: (i) engage directly or indirectly in Competition in any Restricted Territory; or (ii) directly or indirectly be or become an Affiliate, Representative, licensor, sublicensor, licensee or sublicensee of, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that such Shareholder may, without violating the restrictions set forth in this Section 2, own, as a passive investment, shares of capital stock of a publicly held corporation that engages in Competition if
(a) such shares are actively traded on an Exchange, (b) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by such Shareholder and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by such Shareholder's Affiliates and Representatives collectively represent less than one percent (1%) of the total number of shares of such corporation's outstanding capital stock and (c) neither such Shareholder nor any of its Affiliates or Representatives is otherwise associated directly or indirectly with such corporation or with any Affiliate or Representative of such corporation.

3. NO HIRING OR SOLICITATION OF SPECIFIED EMPLOYEES. Each Shareholder agrees that, during the Noncompetition Period, such Shareholder shall not, and shall not permit any of its Affiliates or Representatives to: (i) hire any Specified Employee; or (ii) directly or indirectly encourage, induce, attempt to induce, solicit or attempt to solicit (on such Shareholder's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with SurgiCount or its Affiliate or Representative, as applicable.

4. NONDISPARAGEMENT. Each Shareholder agrees that, during the Noncompetition Period, such Shareholder shall not make any written or oral statements or disclosures, or cause or encourage any of such Shareholder's Affiliates or Representatives to make any written or oral statements or disclosures, that defame, disparage or in any way criticize the reputation, practices or conduct of SurgiCount or any of its Affiliates or Representatives. Likewise, each of Franklin and SurgiCount agrees that, during the Noncompetition Period, neither Franklin nor SurgiCount shall make any written or oral statements or disclosures, or cause or encourage any of their respective Affiliates or Representatives to make any written or oral statements or disclosures, that defame, disparage or in any way criticize the reputation, practices or conduct of either Shareholder or any of either Shareholder's Affiliates or Representatives.

5. CONFIDENTIALITY. Each Shareholder agrees that it shall hold all Confidential Information in strict confidence and shall not at any time, whether during or after the Noncompetition Period: (i) reveal, report, publish, disclose or transfer any Confidential Information to any Person other than Franklin or SurgiCount; (ii) use any Confidential Information for any purpose or for the benefit of any Person other than Franklin or SurgiCount, without the prior written consent of SurgiCount.

6. REASONABLENESS AND ENFORCEABILITY OF COVENANTS.

         6.1 Reasonableness of Covenants. The parties hereto expressly acknowledge and agree that the character, duration and geographical scope of the restrictive covenants set forth in this Agreement are reasonable in light of the circumstances as they exist on the Signing Date, including, without limitation, each Shareholder's substantial economic interest in the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, if any court determines that any of the restrictive covenants contained herein, or any part thereof, is unenforceable because of the character, duration or geographic scope of such covenant, the parties agree that it would serve the mutual intent of such parties if such court would modify the duration or scope of such provision so that such provision, in its modified form, shall then be enforceable to the maximum extent permitted by applicable law.

         6.2 Knowledge of Shareholders; Enforceability of Covenants. Each Shareholder expressly acknowledges and agrees that: (i) as part of the Merger, SurgiCount will become a wholly owned subsidiary of Franklin at the Effective Time; (ii) the restrictive covenants contained herein are an essential part of this Agreement and no reasonable person would enter into the transactions contemplated by the Transaction Documents without the benefit of such restrictive covenants; and (iii) the transactions contemplated by the Transaction Documents are designed and intended to qualify as a sale or other disposition by the Shareholders of all of such Shareholder's interests in SurgiCount within the meaning of section 16601 of the Business and Professions Code of California (the "BPCC"), which section provides as follows:

        "Section 16601. Sale of goodwill or corporation shares; agreement not to compete. Any person who sells the goodwill of a business, or any shareholder of a corporation selling or otherwise disposing of all his shares in said corporation, or any shareholder of a corporation which sells (a) all or substantially all of its operating assets together with the goodwill of the corporation, (b) all or substantially all of the operating assets of a division or a subsidiary of the corporation together with the goodwill of such division or subsidiary, or (c) all of the shares of any subsidiary, may agree with the buyer to refrain from carrying on a similar business within a specified county or counties, city or cities, or a part thereof, in which the business so sold, or that of said corporation, division, or subsidiary has been carried on, so long as the buyer, or any person deriving title to the goodwill or shares from him, carries on a like business therein. For the purposes of this section, "subsidiary" shall mean any corporation, a majority of whose voting shares are owned by the selling corporation."

Each Shareholder further expressly acknowledges and agrees that: (i) such Shareholder has been fully advised by legal counsel in connection with the negotiation, preparation, execution and delivery of the Transaction Documents; and (ii) such Shareholder has read section 16601 of the BPCC, understands its terms and agrees that (a) section 16601 of the BPCC applies in the context of the transactions contemplated by the Transaction Documents, (b) such transactions are within the scope and intent of section 16601 and an exception to section 16600 of the BPCC, and (c) such Shareholder shall be fully bound by the restrictive covenants contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants contained herein shall be valid and enforceable in all respects.

7.      MISCELLANEOUS.

         7.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

         7.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.2):

               If to Franklin:
                                Franklin Capital Corporation
                                100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401
                                Attn: Milton "Todd" Ault III
                                Fax: (310) 752-1486
                                E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                Paul, Hastings, Janofsky & Walker LLP
                                3579 Valley Centre Drive
                                San Diego, CA 92130
                                Attn: Carl R. Sanchez
                                Fax: (858) 720-2555
                                E-mail: carlsanchez@paulhastings.com

               If to the Shareholders:

                                Brian Stewart and Dr. William Stewart
                                222 Seventh Street
                                Santa Monica, CA 90402
                                Fax: (406) 257-4265
                                E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                Heller Ehrman White & McAuliffe LLP
                                275 Middlefield Road
                                Menlo Park, CA 94025

                                Attn: Bruce W. Jenett
                                Fax: (650) 324-6007
                                E-mail: bjenett@hewm.com

Notwithstanding the foregoing, the parties expressly acknowledge and agree that, for purposes of delivering any notice pursuant to this Agreement: (i) any such notice delivered to either Shareholder in accordance with this Section 7.2 shall be deemed to have been delivered to both Shareholders; and (ii) any such notice given by either Shareholder in accordance with this Section 7.2 shall be deemed to have been given by both Shareholders.

         7.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.4 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 7.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and such Shareholder's successors and assigns, if any. No Shareholder shall assign or delegate, by operation of law or otherwise, its rights or obligations under this Agreement to any Person. Franklin may freely assign or delegate any or all of its rights or obligations under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         7.6 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         7.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         7.9 Severability. Subject to the provisions of Section 6.1, if one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         7.11 Entire Agreement. This Agreement, together with each of the other Transaction Documents and the schedules and exhibits hereto and thereto, set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have duly executed this NONCOMPETITION AGREEMENT as of the Signing Date.


SURGICOUNT:                                         SHAREHOLDERS:

SURGICOUNT MEDICAL, INC.


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
     ---------------------------------------        ------------------------------------------
      Milton "Todd" Ault III                        Brian Stewart
      President

                                                    /s/ Dr. William Stewart
                                                    ------------------------------------------
                                                    Dr. William Stewart

                                    EXHIBIT E

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of February 3, 2005, by and among FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), Brian Stewart ("Stewart"), Dr. William Stewart ("Dr. Stewart" and, together with Stewart, the "Shareholders") and LaSalle Bank National Association, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement (as defined below).

                                    RECITALS

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Franklin, Surgicount Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Franklin, Surgicount Medical, Inc., a California corporation, and the Shareholders are entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of even date herewith, a copy of which is attached hereto as Exhibit A; and

        WHEREAS, pursuant to Section 1.5 of the Merger Agreement, a portion of the aggregate Per Share Closing Stock Consideration otherwise payable to the Shareholders in connection with the Merger is to be held in escrow pursuant to the terms of this Agreement in order to secure certain indemnification, compensation and reimbursement rights of the Indemnitees pursuant to Section 9 of the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1.      ESTABLISHMENT OF ESCROW ARRANGEMENT.

         1.1 Creation of Escrow Fund. At or following the Reverse Merger Closing, in accordance with Section 1.5 of the Merger Agreement, Franklin shall deliver to the Escrow Agent, on behalf of each Shareholder, a certificate, registered in the name of the LaSalle Bank National Association as Escrow Agent, representing such Shareholder's Pro Rata Percentage of the Escrow Stock to be held as security for the indemnification, compensation and reimbursement rights of the Indemnitees pursuant to Section 9 of the Merger Agreement. The Escrow Stock, together with any Derivative Property (as defined below) delivered to the Escrow Agent pursuant to Section 2.4, shall collectively constitute the "Escrow Fund".

         1.2 Appointment of Escrow Agent. Franklin and the Shareholders hereby appoint Escrow Agent, and Escrow Agent hereby agrees, to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement.

         1.3 Fees and  Expenses  of Escrow  Agent.  The  Escrow  Agent  shall be entitled to receive fees and reimbursements for reasonable documented out-of-pocket expenses incurred in connection with this Agreement in accordance with the schedule attached hereto as Exhibit B. All such fees and expenses shall be paid by Franklin.

         1.4 Successor Escrow Agent. In the event that the Escrow Agent becomes unwilling or unable to continue as escrow agent under this Agreement, such Escrow Agent (the "Departing Escrow Agent") may resign by delivering a written notice of resignation to Franklin and to the Shareholders, which resignation shall take effect not less than thirty (30) days following the date it is delivered to Franklin and the Shareholders. In connection with any such resignation of the Departing Escrow Agent, Franklin and the Shareholders shall mutually appoint a successor Escrow Agent (the "Successor Escrow Agent") within fifteen (15) days following their receipt of the Departing Escrow Agent's notice of resignation; provided, however, that if Franklin and the Shareholders fail to appoint a Successor Escrow Agent prior to the end of such fifteen (15) day period, the Departing Escrow Agent shall be entitled to apply to any court of competent jurisdiction for the appointment of a Successor Escrow Agent. Any Successor Escrow Agent appointed pursuant to this Section 1.4 shall execute and deliver to Franklin, the Shareholders and the Departing Escrow Agent an instrument accepting such appointment, at which time the Successor Escrow Agent shall, without any further action, be automatically vested with all the estates, property rights, powers, duties and responsibilities of the Departing Escrow Agent as if such Successor Escrow Agent were originally named as Escrow Agent herein. The Departing Escrow Agent shall act in accordance with written instructions from Franklin as to the transfer of the Escrow Fund to any Successor Escrow Agent.

2.      ESCROW FUND.

         2.1 Trust Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Shareholder or of any other party hereto. Subject to Section 4.4, the Escrow Agent shall hold and safeguard the Escrow Fund until the earlier of its release in full pursuant to the terms of this Agreement or the Termination Date. Notwithstanding the preceding portion of this Section 2.1, if the Escrow Fund shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of funds held in the Escrow Fund shall be stayed or enjoined by any court order, or any court order or judgment shall be made or entered into affecting the Escrow Fund or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such judicial process, court order or judgment. In the event the Escrow Agent so complies, it shall not be liable to Franklin, to the Shareholders or to any other person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such judicial process, court order or judgment.

         2.2 Security Interest. Franklin shall have, and the Shareholders hereby grant to Franklin, as of and from the Reverse Merger Closing, a perfected, first-priority security interest in the Escrow Fund to secure payment of any and all amounts payable to the Indemnitees pursuant to Section 9 of the Merger Agreement. In connection with such security interest, each Shareholder expressly acknowledges and agrees that: (i) the Escrow Agent is acting as Franklin's agent to the extent necessary to perfect Franklin's first-priority security interest in the Escrow Stock; and (ii) such Shareholder shall execute and deliver such instruments as Franklin may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

         2.3 Dividends, Interest, Etc. Franklin and the Shareholders agree that any shares of Franklin Common Stock, other securities or other property (collectively, "Derivative Property") distributable or issuable (whether by way of stock dividend, stock split or otherwise) in respect of or in exchange for any Escrow Stock (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Franklin) shall not be distributed or issued to the Shareholders, but rather shall be issued to, registered in the name of and held by the Escrow Agent as part of the Escrow Fund.

         2.4  Voting  of  Escrow  Stock.   On  any  matter  brought  before  the
stockholders of Franklin for a vote the Shareholders shall deliver written notice to the Escrow Agent (the "Voting Notice") at least five (5) days prior to the date of the taking of such vote (the "Voting Notice Date") setting forth the manner in which the Escrow Agent shall vote the Escrow Stock. The Escrow Agent shall vote the Escrow Stock in the manner set forth in the Voting Notice; provided, however, that the Escrow Agent shall have no obligation to vote any of the Escrow Stock if no Voting Notice is received prior to the Voting Notice Date or if such Voting Notice does not clearly set forth the manner in which the Escrow Agent shall vote the Escrow Stock.

         2.5 Tax Reporting Documentation. The parties hereto agree that, for Tax reporting purposes, all income, if any, attributable to the Escrow Fund shall be allocable to the Shareholders in accordance with their relative Pro Rata Percentages. Each Shareholder agrees to complete, sign and send to the Escrow Agent within thirty (30) days after the Signing Date a Form W-9 and any other forms and documents that the Escrow Agent may reasonably request for Tax reporting purposes (collectively, "Tax Reporting Documentation"). Likewise, each Shareholder acknowledges and agrees that, if such Tax Reporting Documentation is not delivered to the Escrow Agent pursuant to this Section 2.6, the Escrow Agent shall withhold a portion of any interest or other income earned on the Escrow Fund and remit such withholding to the Internal Revenue Service in accordance with the Code.

         2.6 Fractional Shares. No fractional shares of Escrow Stock shall be retained in or released from the Escrow Fund pursuant to this Agreement. In connection with any release of Escrow Stock from the Escrow Fund, Franklin and the Escrow Agent shall be permitted to follow such other rounding procedures as Franklin reasonably determines to be appropriate in order to avoid retaining any fractional shares in the Escrow Fund and in order to avoid releasing any fractional shares from the Escrow Fund.

         2.7 Transferability. The interests of the Shareholders in the Escrow Fund shall not be assignable or transferable, other than by operation of law, and no assignment or transfer of any of such interests by operation of law shall be recognized or given effect until both Franklin and the Escrow Agent shall have received written notice of such assignment or transfer.

3.      CLAIMS AGAINST ESCROW FUND.

         3.1 Claim Notice. If any Indemnitee (each, a "Claimant") has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement pursuant to Section 9 of the Merger Agreement, Franklin shall deliver a written notice of such claim (each, a "Claim Notice") on behalf of such Claimant to the Shareholders and to the Escrow Agent. Each Claim Notice shall state: (i) that such Claimant believes that it is entitled to indemnification, compensation or reimbursement pursuant to Section 9 of the Merger Agreement; (ii) the basis, in reasonable detail, for such Claimant's belief that it is entitled to indemnification, compensation or reimbursement pursuant to Section 9 of the Merger Agreement;
(iii) the amount of Damages such Claimant claims to have so incurred or suffered (the "Claimed Amount"); and (iv) the amount of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value (as defined below)) required to satisfy such Damages.

         3.2 Response Notice. Within twenty (20) days after receipt by the Shareholders of a Claim Notice, the Shareholders shall deliver to Franklin and to the Escrow Agent a written response (the "Response Notice") stating that the
Shareholders: (i) agree that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the full Claimed Amount may be released from the Escrow Fund and delivered to the Claimant; (ii) agree that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to a portion, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Fund and delivered to the Claimant; or
(iii) contest the Claim Notice entirely and believe that no portion of the Escrow Stock and/or Derivative Property should be released from the Escrow Fund to the Claimant in respect of the Claimed Amount (any such contested portion of the Claimed Amount being referred to herein as the "Contested Amount"). In the event that the Escrow Agent does not receive a Response Notice prior to the end of the twenty (20) day period specified above, the Shareholders shall be conclusively deemed to have agreed that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the full Claimed Amount may be released from the Escrow Fund to the Claimant.

         3.3 Resolution of Disputes as to Contested Amounts. In the event of any dispute as to a Contested Amount, Franklin, on behalf of the Claimant, and the Shareholders shall attempt in good faith to resolve such dispute. Any such resolution reached by Franklin and the Shareholders shall be binding on the Claimant and the Shareholders in all respects and shall be set forth in a written settlement agreement signed by Franklin and the Shareholders, which written settlement agreement shall be sent to, and complied with by, the Escrow Agent. If Franklin and the Shareholders are unable to resolve such dispute, then each of Franklin and the Shareholders shall be entitled to exercise any and all other remedies provided for in this Agreement and the Merger Agreement in order to resolve such dispute.

         3.4 Valuation of Escrow Stock. Franklin and the Shareholders expressly acknowledge and agree that, for purposes of this Agreement, as of any date on which Escrow Stock and/or Derivative Property is to be released to a Claimant pursuant to this Agreement, the value (the "Stipulated Value") on such date of:
(i) each share of Escrow Stock and each share of Franklin Common Stock issued as Derivative Property (whether by way of stock dividend, stock split or otherwise) shall be deemed to be equal to the Closing Price of the Franklin Common Stock on the Trading Day immediately preceding such date; and (ii) any Derivative Property other than shares of Franklin Common Stock issued in respect of (whether by way of stock dividend or otherwise) or in exchange for (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Franklin) any Escrow Stock shall be deemed to be equal to (a) the Closing Price of the Franklin Common Stock on the date of issuance of such Derivative Property or exchange of such Escrow Stock, multiplied by (b) aggregate number of shares of Escrow Stock underlying or exchanged for such Derivative Property on such date.

4.      RELEASE OF ESCROW FUND.

         4.1 Release of Claimed Amount. In the event that: (i) the Shareholders deliver a Response Notice pursuant to Section 3.2 agreeing that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the full Claimed Amount may be released from the Escrow Fund to the appropriate Claimant; or (ii) the Shareholders fail to deliver a Response Notice pursuant to Section 3.2 prior to the end of the twenty (20) day period referenced in Section 3.2, the Escrow Agent shall, within five (5) Business Days following the receipt of such Response Notice or the expiration of such twenty
(20) day period, as applicable, deliver to the appropriate Claimant an amount of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the Claimed Amount, which Escrow Stock and/or Derivative Property shall be deemed to satisfy in full the claim described in the underlying Claim Notice.

         4.2 Release of Agreed Amount. In the event that the Shareholders deliver a Response Notice pursuant to Section 3.2 agreeing that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to an Agreed Amount may be released from the Escrow Fund to the appropriate Claimant, the Escrow Agent shall, within five (5) Business Days following its receipt of such Response Notice, deliver to the appropriate Claimant an amount of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the Agreed Amount. Such Escrow Stock and/or Derivative Property shall not be deemed to satisfy in full the claim described in the underlying Claim Notice, but shall count toward the satisfaction of such claim.

         4.3 Release of Contested Amount. In the event that the Escrow Agent receives: (i) a copy of a written settlement agreement executed by Franklin and the Shareholders in accordance with Section 3.3 providing for the release of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal or all or any portion of a Contested Amount; or (ii) a certified copy of an Order issued or rendered by a court of competent jurisdiction specifying that Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal or all or any portion of a Contested Amount shall be released to the appropriate Claimant, accompanied by a certificate executed by Franklin and the Shareholders to the effect that such Order is a final non-appealable Order from a court of competent jurisdiction and setting forth in reasonable detail the substance of such Order, the Escrow Agent shall, within five (5) Business Days following its receipt of such written settlement agreement or Order and certificate, as applicable, deliver to the appropriate Claimant an amount of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to all or such portion of the Contested Amount, as applicable, which Escrow Stock and/or Derivative Property shall be deemed to satisfy in full the claim described in the underlying Claim Notice.

         4.4 Release on Termination Date. Within fifteen (15) days following the Termination Date (as defined below), the Escrow Agent shall distribute to the Shareholders, in accordance with each Shareholder's Pro Rata Percentage, all of the Escrow Stock and Derivative Property then remaining in the Escrow Fund. Notwithstanding the foregoing, in the event that, prior to the Termination Date, Franklin has delivered a Claim Notice to the Shareholders and the Escrow Agent in accordance with Section 3.1 pertaining to a claim that has not been resolved as of the Termination Date, the Escrow Agent shall retain in the Escrow Fund following the Termination Date an amount of Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) equal to the Claimed Amount, minus any Agreed Amount for which Escrow Stock and/or Derivative Property (in each case, valued at the Stipulated Value) shall have been released to the appropriate Claimant prior to the Termination Date.

         4.5 Certificates for Escrow Stock. The parties hereto acknowledge that the Escrow Agent is not the transfer agent for the Franklin Common Stock and that whenever any shares of Escrow Stock are to be released pursuant to this Agreement, the Escrow Agent must coordinate with the Company's transfer agent to cause: (i) all or the appropriate number of shares of Franklin Common Stock represented by the stock certificate registered in the name of Escrow Agent to be cancelled; and (ii) one or more new stock certificates registered in the name of the appropriate Person representing the corresponding number of shares of Franklin Common Stock be issued to such appropriate Person; and (iii) if applicable, an additional new stock certificate registered in the name of the Escrow Agent representing the remaining balance, if any, of shares of Franklin Common Stock resulting from the actions referenced in the foregoing clauses "(i)" and "(ii)" to be issued to the Escrow Agent. In light of the foregoing, the parties hereto expressly acknowledge and agree that, for purposes of this Agreement, the Escrow Agent shall be deemed to have delivered shares of Escrow Stock to the Person entitled to receive such Escrow Stock as of the date that the Escrow Agent has delivered instructions to Franklin's transfer agent specifying the details regarding the stock certificate representing the Escrow Stock that must be issued and delivered to such Person.

         4.6 Pro Rata Percentages. The aggregate amount of any Escrow Stock and/or Derivative Property released to a Claimant pursuant to this Agreement shall be deemed to have been derived from each Shareholder's portion of the Escrow Fund in accordance with such Shareholder's Pro Rata Percentage. Likewise, in the event of any release of Escrow Stock and/or Derivative Property to the Shareholders pursuant to this Agreement, each Shareholder shall receive such Shareholder's Pro Rata Percentage of the aggregate amount of such Escrow Stock and/or Derivative Property.

5.      DUTIES, LIMITED LIABILITY AND ASSUMPTIONS OF ESCROW AGENT.

         5.1 Duties and Responsibilities. The Escrow Agent undertakes to perform only such duties and responsibilities as are expressly set forth in this Agreement or any other document or certificate delivered pursuant hereto, and no implied covenants or obligations shall be read into this Agreement or any such other document or certificate to expand the duties or responsibilities of the Escrow Agent hereunder. The Escrow Agent shall discharge its duties set forth herein without regard to the terms of the Merger Agreement. The Escrow Agent has no responsibility for and shall incur no liability in connection with the effectiveness, sufficiency or enforceability of the security interest that
Section 2.2 is intended to create and perfect.

         5.2 Advice of Counsel. The Escrow Agent may seek the advice of any legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or the Escrow Agent's duties or responsibilities pursuant to this Agreement. In the event that the Escrow Agent shall in any instance, after seeking the advice of such legal counsel, in good faith remain uncertain as to its duties or responsibilities hereunder, the Escrow Agent shall be entitled to refrain from taking any action in such instance and shall have as its sole obligation hereunder, in addition to the performance of those of its duties and responsibilities pursuant to this Agreement as to which there is no such uncertainty, to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, non-appealable Order; provided, however, in the event that the Escrow Agent has not received such written direction or Order within one hundred eighty (180) days after notifying the parties hereto as to its uncertainty, the Escrow Agent shall have the right to interplead Franklin and the Shareholders in any court of competent jurisdiction for the purpose of requesting that such court definitively determine the Escrow Agent's duties and responsibilities hereunder.

         5.3 Limitation of Liability. The parties hereto expressly acknowledge and agree that the Escrow Agent shall incur no liability with respect to: (i) any error of judgment, or for any act done or omitted by such Escrow Agent, or for any mistake in fact or law, or for anything that such Escrow Agent may do or refrain from doing pursuant to or in connection with this Agreement; and (ii) such Escrow Agent's good-faith reliance upon the advice of legal counsel pursuant to Section 5.2 or any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered pursuant to this Agreement; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable in all respects for its gross negligence, willful misconduct or willful breach of this Agreement; but provided further that in no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

         5.4 Indemnification. Franklin and each of the Shareholders (in each case, to the extent of such Shareholder's Pro Rata Percentage of the Escrow
Fund) hereby agree jointly and severally to indemnify and hold harmless the Escrow Agent and its officers, directors, employees and agents (each, an "Escrow Agent Indemnified Party") from and against, any loss, liability or expense incurred by any such Escrow Agent Indemnified Party arising out of or in connection with the Escrow Agent's undertaking to assume the duties of Escrow Agent hereunder and its performance under this Agreement; provided, however, that the indemnity obligations set forth in this Section 5.4 shall not apply to any loss, liability or expense incurred by any such Escrow Agent Indemnified Party arising out of or in connection with such Escrow Agent Indemnified Party's gross negligence, willful misconduct or willful breach of this Agreement. The foregoing indemnities shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

         5.5 Acknowledged Assumptions. For purposes of determining and performing its duties and obligations pursuant to this Agreement, the parties hereto acknowledge and agree that Escrow Agent shall be entitled to assume, without further inquiry or verification, that: (i) any notice (including, without limitation, any Claim Notice or Response Notice) received by the Escrow Agent has likewise been received by any and all other parties entitled to receive such notice on the date such notice is received by the Escrow Agent;
(ii) unless and until the Escrow Agent has received any notice (including, without limitation, any Claim Notice or Response Notice) provided for in this Agreement, no such notice has been delivered to any of the other parties entitled to receive such notice; and (iii) unless and until the Escrow Agent has received the written settlement agreement or Order and certificate provided for in Section 4.3 relating to the resolution of any dispute as to a Contested Amount, such dispute has not been resolved.

6.      TERMINATION.

         6.1 Termination Date. This Agreement shall terminate on the date that is six (6) months following the Reverse Merger Closing Date (the "Termination Date") or upon the earlier release by the Escrow Agent of the entire Escrow Fund in accordance with Section 4 of this Agreement; provided, however, that if on or prior to the Termination Date the Escrow Agent has received from Franklin a Claim Notice setting forth a claim that has not been resolved as of the Termination Date, then this Agreement shall continue in full force and effect until such claim has been fully resolved and the Escrow Fund has been released in accordance with Section 4 of this Agreement.

         6.2 Effect of Termination. Sections 5 and 7 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

7.      MISCELLANEOUS.

         7.1 Certain Actions by Shareholders; Power of Attorney.

            (a) Stewart shall have the full legal right to act as the agent and attorney-in-fact for Dr. Stewart, being hereby so appointed by Dr. Stewart, and shall be able to execute and deliver all documents and take all actions as such agent and attorney-in-fact as Stewart believes appropriate or necessary, as to all matters under this Agreement during any period of mental incompetence or other disability or Dr. Stewart, and from and after Dr. Stewart's death. Stewart shall send written notice to Franklin and to the Escrow Agent promptly upon assuming such position as agent and attorney-in-fact for Dr. Stewart and promptly upon ceasing such service due to the recovery of Dr. Stewart from such mental incompetence or other disability. Each of Franklin and the Escrow Agent shall be entitled to rely without further inquiry or investigation upon any written notice from Stewart given pursuant to this Section 7.1(a).

            (b) Dr. Stewart shall have the full legal right to act as the agent and attorney-in-fact for Stewart, being hereby so appointed by Stewart, and shall be able to execute and deliver all documents and take all actions as such agent and attorney-in-fact as Dr. Stewart believes appropriate or necessary, as to all matters under this Agreement during any period of mental incompetence or other disability or Stewart, and from and after Stewart's death. Dr. Stewart shall send written notice to Franklin and to the Escrow Agent promptly upon assuming such position as agent and attorney-in-fact for Stewart and promptly upon ceasing such service due to the recovery of Stewart from such mental incompetence or other disability. Each of Franklin and the Escrow Agent shall be entitled to rely without further inquiry or investigation upon any written notice from Dr. Stewart given pursuant to this Section 7.1(b).

         7.2 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

         7.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.3):

               If to Franklin:
                                Franklin Capital Corporation
                                100 Wilshire Boulevard, 15th Floor, Suite 1500 Santa Monica, CA 90401
                                Attn: Milton "Todd" Ault III
                                Fax: (310) 752-1486
                                E-mail: todd@strome.com

               With a copy (which shall not constitute notice) to:

                                Paul, Hastings, Janofsky & Walker LLP
                                3579 Valley Centre Drive
                                San Diego, CA 92130
                                Attn: Carl R. Sanchez
                                Fax: (858) 720-2555
                                E-mail: carlsanchez@paulhastings.com

               If to the Shareholders:

                                Surgicount Medical, Inc.
                                222 Seventh Street
                                Santa Monica, CA 90402
                                Attn: Brian Stewart
                                Fax: (406) 257-4265
                                E-mail: brianstewart@hotmail.com

               With a copy (which shall not constitute notice) to:

                                Heller Ehrman White & McAuliffe LLP
                                275 Middlefield Road
                                Menlo Park, CA 94025
                                Attn: Bruce W. Jenett
                                Fax: (650) 324-6007
                                E-mail: bjenett@hewm.com

               If to the Escrow Agent:

                               LaSalle Bank National Association
                               Corporate Trust Department
                               135 S. LaSalle St., Suite 1960
                               Chicago, IL 60603
                               Attn: Laura Mackey
                               Fax: (312) 904-5859
                               E-mail: laura.mackey@abnamro.com

Notwithstanding the foregoing, the parties expressly acknowledge and agree that, for purposes of delivering any notice pursuant to this Agreement: (i) any such notice delivered to any of either Shareholder in accordance with this Section
7.3 shall be deemed to have been delivered to both Shareholders; and (ii) any such notice given by either Shareholder in accordance with this Section 7.3 shall be deemed to have been given by both Shareholders.

         7.4 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.5 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 7.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

         7.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         7.11 Entire Agreement. This Agreement, together with each of the other Transaction Documents and the schedules and exhibits hereto and thereto, set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have duly executed this ESCROW AGREEMENT as of the Signing Date.



FRANKLIN:                                           SHAREHOLDERS:

FRANKLIN CAPITAL CORPORATION


By:   /s/ Milton "Todd" Ault III                    /s/ Brian Stewart
     ---------------------------------------           ---------------------------------------
      Milton "Todd" Ault III                               Brian Stewart
      Chairman and Chief Executive Officer
                                                    /s/ Dr. William Stewart
                                                    ---------------------------------------
                                                    Dr. William Stewart


ESCROW AGENT:

LASALLE BANK NATIONAL ASSOCIATION


By:  /s/ John W. Porter
     ---------------------------------------

Name: John W. Porter
     ---------------------------------------

Title: Vice President
     ---------------------------------------





                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    EXHIBIT A

                                MERGER AGREEMENT


                                    [Omitted]

                                    EXHIBIT B

                                SCHEDULE OF FEES


Acceptance Fee:                     $       500.00

Annual Administration Fee:          $     3,000.00*

        The Acceptance and first year's Annual Administration Fees are due upon execution of the Escrow Agreement.

*Should the Escrow Account remain open for less than a full year after an initial twelve-month period, the Annual Administration Fee will be prorated on a six-month basis.

        Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments. These revenues take one of two forms:

        Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company. Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund's 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund's prospectus that will be provided to you.

        Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account's money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund. The amount of any revenue share, if any, payable to Escrow Agent with respect to your account's investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent's cost. Out-of-pocket expenses include, but are not limited to, professional services
(e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.

                                    EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT



                                    [Omitted]

                                    EXHIBIT G

                OPINION OF HELLER, EHRMAN, WHITE & MCAULIFFE LLP



                                    [Omitted]

                                    EXHIBIT H

                   SURGICOUNT FINANCIAL STATEMENTS CERTIFICATE

        This certificate is being delivered pursuant to Section 6.5(j) of the Agreement and Plan of Merger and Reorganization, dated as of _________, 2005 (the "Merger Agreement"), by and among FRANKLIN CAPITAL CORPORATION, a Delaware corporation ("Franklin"), FRANKLIN MEDICAL CORPORATION, a Delaware corporation and a wholly owned subsidiary of Franklin, SURGICOUNT MEDICAL, INC., a California corporation, Brian Stewart ("Stewart") and Dr. William Stewart ("Dr. Stewart" and, together with Stewart, the "Shareholders"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

        Pursuant to Section 6.5(j), each of the undersigned Shareholders hereby certifies, after a reasonable investigation, as follows:

1. The SurgiCount Financial Statements are accurate and complete in all material respects and present fairly the financial position of SurgiCount as of the respective dates thereof and the results of operations for the periods covered thereby.

2. The SurgiCount Financial Statements have been prepared in accordance with GAAP, except insofar as they do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which would not, individually or in the aggregate, be material in magnitude.

3. Since the date of the Latest Balance Sheet:

         (a) There has not been: (i) any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of SurgiCount, and no event has occurred that will, or could reasonably be expected to, have such a material adverse change; and (ii) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of SurgiCount.

         (b) SurgiCount has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of SurgiCount capital stock; (ii) effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (iii) amended or authorized the amendment of its articles of incorporation or bylaws; (iv) authorized or issued any shares of SurgiCount capital stock or other securities of SurgiCount or any SurgiCount Rights. No Shareholder has sold, transferred or exchanged any shares of SurgiCount Common Stock.

         (c) SurgiCount has not: (i) made any capital expenditure except as contemplated by the budget mutually agreed-upon in writing prior to the Signing Date by Franklin and SurgiCount; (ii) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business and consistent with SurgiCount's past practice), or incurred or guaranteed any indebtedness for borrowed money; (iii) paid any bonus or made any similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees; or (iv) hired any new employee or appointed any new director or officer.

         (d) SurgiCount has not: (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or amended or prematurely terminated, or waived any right or remedy under, any such Contract; (ii) made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance; or (iii) acquired, leased or licensed any right or other asset from any other Person, sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or waived or relinquished any right.

         (e) SurgiCount has not: (i) threatened, commenced or settled any Legal Proceeding; or (ii) entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into the Transactions Documents to which it is a party.

         (f) SurgiCount has not agreed to take, or committed to take, any of the actions referred to in clauses "(b)" through "(e)" of this Section 2.

4. The total amount of all fees, costs and expenses, including any attorneys', accountants', or financial advisors' fees, incurred but not paid as of the Closing Date by or on behalf of SurgiCount or the Shareholders in connection with: (i) the due diligence conducted by SurgiCount with respect to the Merger;
(ii) the negotiation, preparation and review of the Transaction Documents; (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by the Transaction Documents and the obtaining of any Consent required to be obtained in connection with any transactions contemplated by the Transaction Documents; and (iv) any other fees, costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (all of the foregoing, the "SurgiCount Transaction Fees") is equal to $________. A complete accounting of such SurgiCount Transaction Fees is set forth on Schedule 1 attached hereto. Except for the SurgiCount Transaction Fees, SurgiCount is not directly indebted to, or responsible for the indebtedness of, the Shareholders or any other third party.

5. All unpaid balances of any debts previously owed by the Company to either Shareholder that have not been repaid in full as of the Closing have been irrevocably waived in writing by the appropriate Shareholder.

6. The aggregate account balance for all bank accounts of SurgiCount is equal to $0.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned Shareholders have executed this certificate as of the Closing Date.



                                            SHAREHOLDERS:



                                            /s/ Brian Stewart
                                            ------------------------------------
                                            Brian Stewart


                                            /s/ Dr. William Stewart
                                            ------------------------------------
                                            Dr. William Stewart

                                   SCHEDULE 1

                           SURGICOUNT TRANSACTION FEES